Exhibit 10.5

Vendor Agreement
Section 1 of 3: Legal

Revised: Aug 2023

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Contents

A.	Introduction	3

	Definitions	3

B.	Terms and Conditions	4

C.	Representations and Warranties	4

D.	Ethical Conduct Policy	6

E.	Conflict Minerals	6

F.	Insurance	7

G.	Product Recall Policy	8

H.	Disposition of Rejected Goods	9

Appendix A		A-1

Appendix B		B-1

Appendix C		C-1

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A. Introduction

Five Below is committed to processing merchandise efficiently, safely, and in compliance with all applicable federal, state and local laws, rules and regulations. By doing so, we are able to offer our customers exciting merchandise at a great value.

We have made significant investments within our Supply Chain network to speed the delivery of product to our stores. This includes highly automated distribution centers that are capable of conveying, sorting, and cross-docking product. To leverage these investments, it is required that all vendors ship product in case pack quantities that are packed in corrugated cartons that are shippable and conveyable, unless otherwise agreed to in writing by Five Below. This will allow us to serve our customers by accelerating the flow of merchandise and leveraging every cost dollar along the way.

We appreciate your support in helping us ensure that every order is shipped to arrive in a safe, timely and efficient manner.

Definitions

As used herein, capitalized terms shall have the meanings assigned to them in Five Below’s then current Purchase Order Terms and Conditions (the current version of which is attached here as Appendix A). Appendix C is a list of all states in which Five Below currently operates. In addition, the following capitalized terms are defined as follows:

“Applicable Law” means all applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders pertaining to the production, sale and shipment of the goods.

“Buyer” means Five Below.

“Factory” or “manufacturing plant” means a building or group of buildings where goods are manufactured or assembled.

“Goods” or “goods” means the items of merchandise (including components and related packaging, labeling, instructions, product descriptions, printed matter and visual and digital information) that are the subject of any Purchase Order.

“Preferred Compliance Auditor” means Five Below’s preferred firm for factory audit and shipment inspections in China or in any other countries from which Goods are manufactured or sourced. Five Below’s current Preferred Compliance Auditor(s) can be found in the Compliance section of the Vendor Agreement.

“Preferred Specialized Testing Lab” means Five Below’s preferred laboratory for microbiological, TRA, USP 51, USP 61, and 62 testing of Goods in China (or in any other countries from which Goods are manufactured or sourced) and for all product testing, shipment inspection and factory audit services in India. Five Below’s current Preferred Specialized Testing Lab, which may be changed at any time by Five Below, can be found in the Compliance section of the Vendor Agreement.

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“Preferred Standard Testing Lab” means Five Below’s preferred laboratory for standard testing of Goods. Five Below’s current Preferred Standard Testing Lab, which may be changed at any time by Five Below, is Bay Area Compliance Labs (“BACL”).

“Merchandise Buyer” means an employee of Five Below who is authorized to purchase goods from Vendor.

“Purchase Order Terms and Conditions” means Five Below’s then current Purchase Order Terms and Conditions (the current version of which is attached here as Appendix A).

“Vendor Agreement” means the Company’s Routing, Packaging and Vendor Compliance Guide then in effect and as modified from time to time by the Buyer (current versions with updates will be available upon request by Vendor).

B. Terms and Conditions

By signing the Five Below Vendor Agreement Vendor Acknowledgment, and in consideration of the right to sell Goods to Five Below to be offered for sale by Five Below in its stores and online, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Vendor agrees to comply with all of the terms, conditions, and requirements set forth in this Vendor Agreement, including but not limited to the Purchase Order Terms and Conditions attached hereto as Appendix A. This Vendor Agreement together with the Purchase Order, Purchase Order Terms and Conditions, the terms contained in Five Below’s online system (or any successor system thereto), any other written and signed agreement(s) entered into between Five Below and Vendor (including any agreements entered into through Five Below’s online systems), and any attachments, instructions, or requirements furnished to Vendor by Five Below are considered one integrated agreement governing all aspects of the relationship between Five Below and Vendor. All representation, warranties, covenants and terms applicable to Vendor contained in any of the foregoing shall be considered cumulative obligations of Vendor.

NO ORDERS ARE GIVEN BY BUYER VERBALLY OR IN WRITING EXCEPT BY AN OFFICIAL PURCHASE ORDER. PROJECTIONS OR ESTIMATES ARE NOT ORDERS NOR DO THEY CONSTITUTE ANY OBLIGATION OF BUYER. PRODUCTION COMMITMENTS OR RAW MATERIAL REQUIREMENTS (INCLUDING BUT NOT LIMITED TO RESERVATION OF PRODUCTION SPACE AND/OR OF RAW MATERIALS BY VENDOR) ARE FOR PROJECTION AND PLANNING PURPOSES ONLY AND IN NO WAY FORM OR CONSTITUTE AN OBLIGATION ON THE PART OF BUYER.

C. Representations and Warranties

In addition to, and not in limitation of, the representations and warranties in the Purchase Order Terms and Conditions, Vendor further represents and warrants to Five Below as follows:

(1)	In obtaining, selling and delivering Goods to Five Below neither Vendor nor anyone affiliated with or representing Vendor has or will breach any agreement with or commitment or representation to any third party and there is no impediment or restriction, legal or otherwise, that limits, prohibits or prevents Five Below from reselling the product to its customers;

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(2)	The Goods shipped, as of the date of shipment, comply with, and are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (“FDCA”), including, without limitation, the Food Additives Amendment as further amended and also comply with, and are not adulterated or misbranded within the meaning of, any state’s food and drug law;

(3)	The Goods shipped, as of the date of shipment, are not articles that may not be introduced into interstate commerce pursuant to Sections 404 or 405 of the FDCA, or otherwise, and conform to all rules, bans, standards or regulations of or under the Consumer Product Safety Act (“CPSA”) and the Consumer Product Safety Improvement Act of 2008 (“CPSIA”) and will include a Certificate of Compliance for children’s products or a General Compliancy Certificate for other CPSA regulated products as required under the CPSIA;

(4)	Each shipment or other delivery of Goods is not misbranded or mislabeled under the Federal Hazardous Substance Act (“FHSA”) or any other Applicable Law, and if applicable, has been tested and approved by any approved third party, including the Underwriters Laboratory, Inc. or the ETL, and the National Sanitation Foundation.

(5)	Each shipment or other delivery of Goods will comply in all material respects with all Applicable Laws (including those enforced by the CPSC) governing product safety, product content and labeling, and shall include a Certificate of Compliance supplied by Vendor or maintained on Vendor’s internet accessible electronic platform to comply with applicable requirements of CPSIA §14(a);

(6)	Each shipment or other delivery of Goods will, if constituting or containing an economic poison as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, be registered pursuant to said Act and comply with all other provisions of such Act;

(7)	Each shipment or other delivery of Goods will conform to the applicable flammability standards and other requirements under the Federal Flammable Fabrics Act and any other Applicable Law applicable to textiles, fabric, bedding and/or furniture and all Goods that contain textile fiber products shall be properly branded and invoiced in accordance with the Textile Fiber Products Identification Act and any other all Applicable Laws with respect to such products;

(8)	The Goods meet all applicable Occupational Safety and Health Administration Standards;

(9)	Each shipment or other delivery of Goods containing electric appliances, component parts and wiring shall be listed by either the Underwriters Laboratories, Inc. or the ETL and be in compliance with applicable electrical codes or other Applicable Laws;

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(10)	Each shipment or other delivery of Goods does not require a warning under California Proposition 65 or, if it requires a warning, a warning in a form which complies with the requirements of California Code of Regulations Title 27, Division 4, Article 6 is provided on the product or product labeling for the Goods. Vendor must notify Five Below that Goods require Proposition 65 warning at the time of item set up. Five Below has the right to reject or cancel orders for Goods where a Proposition 65 warning is required; and

(11)	As required by Applicable Law, Vendor will maintain copies of all Safety Data Sheets and like documentation for any Goods and will, upon request by Five Below, provide Five Below with copies of such documentation promptly.

D. Ethical Conduct Policy

Vendor represents and warrants to Five Below that it will obey and conform to all Applicable Laws, and is in full compliance with all Applicable Laws, including, without limitation, those relating to anti-bribery and anti-corruption (including without limitation, the US Foreign Corrupt Practices Act, the US Travel Act, the UK Bribery Act 2010, and any and all similar provisions in the jurisdiction(s) in which it operates). Vendor represents and warrants that it has not and will not engage in any activity, practice or conduct which would constitute an offense under those requirements, and that it has in place its own policies and procedures adequate to ensure compliance with these anti-bribery and anti-corruption provisions by its officers, employees, agents and any other third party or person associated with Vendor in the performance of services or shipment of goods to Five Below.

Five Below’s expectation is that no Vendor producing Goods for Five Below will attempt to circumvent Five Below’s quality process through unethical conduct. We rely on our laboratories to assist Vendors to certify products to be in compliance with Applicable Laws by providing unbiased test reports. Attempts to alter test results, submit samples of Goods to labs that do not accurately represent final production, influence third party inspectors or auditors, or force laboratories to certify non-compliant product through exertion of undue influence is strictly prohibited. No Vendor or factory may circumvent Five Below’s requirements through modification, substitution, alteration or withholding information in test reports, factory audits, shipment inspections, etc.

E. Conflict Minerals

The SEC adopted the Conflict Minerals Provision, Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), to require publicly-held companies to publicly disclose their use of conflict minerals that originated in Covered Countries. At this time, Covered Countries include the Democratic Republic of Congo and its adjoining countries, including: Angola; Burundi; Central African Republic; the Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; and Zambia. The rule applies to all products manufactured on or after January 31, 2013, and according to the legislation, columbite-tantalite, cassiterite, wolframite and gold ore – which are refined into tantalum, tungsten, and gold, are considered Conflict Minerals.

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Five Below does not directly purchase raw conflict materials for products we sell and is committed to complying with the reporting requirements under the conflict minerals rule.

Vendor understands that Five Below does not require, mandate or control the materials used on Goods ordered by Five Below from Vendor. Vendor represents and warrants that it shall not utilize, nor allow any other third party to utilize, any Conflict Minerals which are sourced from Covered Countries in any goods or components of goods, or in the production of such goods or components of goods, manufactured or produced by Vendor for Buyer under a Purchase Order or otherwise. This representation and warranty by Vendor is based on personal knowledge and/or written guarantees provided by Vendor’s suppliers. Five Below may require Vendor to provide due diligence documentation relating to Conflict Minerals, including formal certifications and policies and Vendor shall promptly comply with any such requests.

F. Insurance

Vendor shall, at its own cost, obtain and maintain insurance as required by Five Below’s then current Purchase Order Terms and Conditions.

INSURANCE. Vendor shall maintain and require its subcontractors to maintain:

(a)	Commercial General Liability (CGL): Covering CGL on an “occurrence” basis, including products and completed operations, property damage, bodily injury and personal & advertising injury with limits no less than $5,000,000 per occurrence. Claims made policies are not accepted;

(b)	Automobile Liability, including owned, hired and non-owned vehicles (Employers’ Non-Ownership Liability), at a limit not less than $1,000,000;

(c)	Statutory Workers’ Compensation in compliance with state laws and Employers’ Liability with limit of no less than $500,000 per accident for bodily injury or disease;

(d)	Property Insurance on all materials that are part of this Purchase Order until such time as the materials are accepted by Buyer. In addition, Vendor is required to provide its own Property Insurance for its own equipment, materials and tools that are used by Vendor which are not part of this Purchase Order; and

(e)	any other insurance, as may be required by law.

If Vendor maintains broader coverage and/or higher limits than the minimums shown above, Buyer requires and shall be entitled to the broader coverage and/or higher limits maintained by Vendor.

Vendor must submit a Certificate of Insurance (Accord 25-S) to Buyer in compliance with the above requirements. The certificate should:

(a)	Designate Buyer, its affiliates, subsidiaries, and their respective successors, assigns, customers, and users of its products as additional insured with respect to liability arising out of goods or services hereby ordered from Vendor on a primary and non-contributory basis (even for Buyer’s sole negligence) on both your general liability and automobile liability insurance policies. It is specifically agreed by Vendor that Buyer’s policies of insurance are in excess of any coverage to be provided by Vendor to Buyer as Additional Insured.

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(b)	Include a waiver of subrogation in favor of Buyer, its affiliates, subsidiaries, and their respective successors, assigns, customers and users of its products on Vendor’s property, general liability, automobile liability and workers’ compensation insurance policies. Vendor agrees to obtain any endorsement that may be necessary to affect this waiver of subrogation, but this provision applies regardless of whether or not Buyer has received a waiver of subrogation endorsement from Vendor or Vendor’s insurer.

Vendor waives all rights of recovery or subrogation against Buyer for damage caused by fire or other perils to the extent covered by Property Insurance required pursuant to this Vendor Agreement and/or Five Below’s then current Purchase Order, whether or not such damage was caused by the negligence, strict liability or other actions or in-actions of Buyer, general contractor/construction manager or Buyer, or not.

(c)	Contain a provision for notice of cancellation, non-renewal, or material change to Buyer of not less than thirty days.

(d)	Be addressed to Certificate Holder and Additional Insured as follows:

Five Below, Inc.

1616 Holdings, Inc.

701 Market Street

Suite 200

Philadelphia, PA 19106

All coverage must be underwritten by licensed insurance companies rated no less than A- VII by A.M. Best.

Self-Insured retentions of $50,000 or more must be declared and approved by Buyer.

Vendor shall require and verify that all subcontractors maintain insurance meeting all the requirements stated herein, and Vendor shall ensure that Buyer is an additional insured on insurance required from subcontractors.

Buyer reserves the right to modify these requirements, including limits, based on the nature of the risk, prior experience, insurer, coverage, or other circumstances.

G. Product Recall Policy

In the event of any and all product recalls that are either (i) agreed upon between Vendor and Five Below, or (ii) that are required (either by law or in the commercially reasonable judgment of Five Below) because Five Below has reason to believe the Goods are defective, dangerous, incomplete, infringe upon intellectual property rights or are not in compliance with applicable laws or regulations, the Goods will be returned to Vendor at Vendor’s expense, or otherwise disposed of by Five Below, at Five Below’s discretion. This expense will include (a) a 12% product handling fee; (b) incoming and return freight charges; (c) reasonable attorneys’ fees of Five Below; and (d) any and all other expenses, fees, or costs incurred by Five Below in connection with such recall.

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In the event of a recall, Vendor shall immediately provide to Five Below any information requested by Five Below, including, without limitation, the following:

●	List of all affected items by Five Below SKU, UPC, Description and Vendor Style #

●	Specific production lots/batches, if applicable, (including instructions and photos on how to locate the batch information)

●	Detailed description of the issue/reason for recall

●	List of governmental agencies involved, if any

●	RTV information

●	Recall poster PDF for posting in stores and on Five Below’s website, including UPC information

Any consumer-level recalls must be provided to the Five Below Merchandise Buyer and QA-Compliance department in advance of public release. In no event shall Five Below be named in a recall unless specifically agreed in writing by Five Below prior to issuance of such release.

For additional detail on the Five Below product recall process, see Five Below’s current Policies and Principles Governing Product Recalls, the current version of which is attached here as Appendix B.

H. Disposition of Rejected Goods

With respect to Goods that Five Below has rejected (or revoked acceptance of), Five Below will return Goods to Vendor, except Five Below may elect not to return Goods in the following circumstances: (i) in the event Vendor and Five Below have agreed that Goods will not be returned to Vendor, (ii) in the event Vendor fails to authorize the return of Goods within 20 days after Five Below’s notice of rejection or revocation, (iii) in the event the return of Goods is precluded by act of any government agency, regulatory authority or third party, (iv) in the event Five Below has reasonable cause to believe that Goods contain defect or hazards that could create a substantial risk of injury to any person or property. Goods not returned by Five Below may be disposed of by Five Below in its sole discretion. With respect to any Goods disposed of or returned by Five Below, Vendor will be liable for all costs and expenses related to the disposition or return, including any standard processing fees charged by Five Below, any freight, store, and disposal or destruction costs.

With respect to Goods designated as ‘Fail’ by Five Below’s designated third party shipment inspection partner at the Vendor’s overseas factory, Five Below’s QA-Compliance and Merchandising departments will determine disposition of failed Goods (rework, re-inspection or accept as it is, or provide other specific directions), at their sole discretion.

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Appendix A

Five Below Purchase Order Terms and Conditions

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Five Below

Purchase Order Terms and Conditions

The following terms and conditions shall apply to transaction(s) between the parties, including those described in applicable purchase order(s) between Five Below, Inc., 1616 Holdings, Inc. and/or one of more of their respective subsidiaries or affiliates (as designated on the Purchase Order, the “Buyer”) and the entity shown as the Vendor thereon. Whenever a term defined by the Pennsylvania Uniform Commercial Code (“UCC”) is used herein, the definition contained in the UCC shall control. As used herein, the term “Purchase Order” or “PO” shall mean these Purchase Order Terms and Conditions together with a document entitled “Purchase Order” issued by Buyer to Vendor with a Purchase Order Number and detailing specific order details and other information.

NO ORDERS ARE GIVEN BY BUYER VERBALLY OR IN WRITING EXCEPT BY AN OFFICIAL PURCHASE ORDER. PROJECTIONS OR ESTIMATES ARE NOT ORDERS NOR DO THEY CONSTITUTE ANY OBLIGATION OF BUYER. PRODUCTION COMMITMENTS OR RAW MATERIAL REQUIREMENTS (INCLUDING BUT NOT LIMITED TO RESERVATION OF PRODUCTION SPACE AND/OR OF RAW MATERIALS BY VENDOR) ARE FOR PROJECTION AND PLANNING PURPOSES ONLY AND IN NO WAY FORM OR CONSTITUTE AN OBLIGATION ON THE PART OF BUYER.

1.	ACCEPTANCE. A Purchase Order is not an acceptance of any offer to sell but is an offer to purchase. A Purchase Order shall constitute no more than Buyer’s offer to purchase goods from Vendor in accordance with these Purchase Order Terms and Conditions and any additional terms and conditions expressly set forth or incorporated by express reference on the Purchase Order or herein, including, without limitation, the Company’s Routing, Packaging and Vendor Compliance Guide (the “Vendor Agreement”) in effect and as modified from time to time by the Buyer (current versions with updates will be available upon request by Vendor) (collectively, “terms and conditions”). When Vendor accepts a Purchase Order, the Purchase Order (together with these terms and conditions) collectively constitutes a binding contract between the parties. Acceptance of this Purchase Order is expressly limited to these terms and conditions. Any terms and conditions proposed by the Vendor in the Vendor’s quotation, invitation, acceptance, acknowledgement, invoice, transmittal or any other document which is different from, conflict with or add to these terms and conditions shall be deemed to materially alter the terms and conditions and are hereby objected to and rejected by Buyer. Acceptance of this Purchase Order, including acceptance of these terms and conditions shall occur upon the earliest occurrence of any of the following events: (i) receipt by Buyer of written acknowledgement that Vendor has accepted this Purchase Order, or (ii) receipt by Buyer of notification that Vendor has commenced performance hereunder, or (iii) tender or purported tender by Vendor of conforming goods and/or services. All dollar amounts on Purchase Orders and as used herein are in United States Dollars unless explicitly stated otherwise.

2.	CHANGES. No change shall be undertaken except upon express written authorization of Buyer. Buyer may at any time, by written notice, make changes within the general scope of this Purchase Order in the packaging, methods of shipment, quantities, place of delivery or delivery schedules. If any such change causes an increase or decrease in the costs of, or the time required for Vendor’s performance, an equitable adjustment shall be made in the price or delivery schedule, or both, provided a written request for such an adjustment shall be made to Buyer within ten business days from the date of Vendor’s receipt of notice making the change and this Purchase Order shall be modified accordingly by written change order. Nothing contained herein shall relieve the Vendor from proceeding, without delay, to perform this Purchase Order, as changed.

3.	QUALITY, PACKING, TICKETING AND DELIVERY. Goods must be of the appropriate quality, packed, ticketed and shipped in accordance with the terms and conditions contained in the Vendor Agreement. The time of delivery is of the essence, however, Buyer has the right to request Vendor to delay or accelerate any particular shipment, and Vendor shall use commercially reasonable best efforts to accommodate any such request. If a tender of conforming goods is not made by the scheduled delivery date, Vendor shall have no right to make a later conforming tender. Vendor shall bear the risk of loss to the goods purchased hereunder until received and accepted by Buyer. Unless designated otherwise on the face of this Purchase Order by Buyer, all goods ordered hereunder must be shipped FOB Point of Destination as designated on the face of this Purchase Order by Buyer.

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4.	WARRANTIES. Vendor warrants that all goods or services furnished hereunder (i) will conform to applicable specifications, including those specified in the then current Vendor Agreement, and samples, (ii) will be merchantable, (iii) will be of good material and workmanship and free from defects, (iv) will be fit and sufficient for the purposes intended, if such intent is known to Vendor, (v) will be free from all liens and other, encumbrances, and (vi) will not be designed, manufactured or otherwise produced in violation of any patent, trademark, copyright, trade secret or other intellectual property right existing anywhere in the world. In addition, Vendor represents and warrants that it shall not utilize, nor allow any other third party to utilize, any so called “Conflict Minerals” (such as gold, columbite-tantalite, cassiterite, and wolframite (and their respective metal derivatives, Gold, Tantalum, Tin, and Tungsten), as defined in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (as amended from time to time and including rules and regulations thereunder, “Dodd-Frank”), which are sourced from “Covered Countries” (such as, without limitation, the Democratic Republic of Congo), also as defined in Dodd-Frank) in any goods or components of goods, or in the production of such goods or components of goods, manufactured or produced by Vendor for Buyer under the Purchase Order or otherwise. These warranties are in addition to all other warranties, expressed or implied, and survive acceptance of and payment for any and all goods or services ordered, and the warranties run to Buyer, its successors, assigns, customers and users of its products.

5.	INSPECTION AND TESTS. All goods ordered hereunder and Vendor processes will be subject to inspection and testing by Buyer at all reasonable times and places, including Vendor’s facilities. It is expressly agreed that inspections and/or payments prior to, at the time of or after delivery do not constitute a final acceptance of the goods or services. Buyer’s inspection, discovery of any breach of warranty, failure to make an inspection or failure to discover any breach of warranty does not constitute a waiver of any of Buyer’s rights or remedies whatsoever.

6.	CONFIDENTIALITY. All know-how, methods, marketing strategies, specifications, prices, costs, business plans, purchasing data, research and development data, customer lists and/or information, and other data, whether written or oral, (collectively, “Confidential Information”) furnished by Buyer to Vendor, or otherwise learned by Vendor as a result of its vendor relationship with Buyer, is proprietary to Buyer, and Vendor agrees to keep all such Confidential Information confidential and use such Confidential Information only as necessary in order to fulfill Vendor’s obligations to Buyer under Purchase Orders placed by Buyer with Vendor. Vendor further agrees to return to Buyer all Confidential Information, including all copies thereof made by or for Vendor, upon Buyer’s request. Excess inventory of goods ordered hereunder made by or for Vendor (and not purchased by Buyer) with the use of Confidential Information, or including Buyer’s trademarks or trade names, or trademarks and trade names of Buyer’s customers, shall be destroyed by Vendor at Vendor’s expense. Vendor shall not in any manner advertise or publish the fact that it has furnished or contracted to furnish to Buyer the goods or services herein mentioned without prior written consent of Buyer. Vendor agrees that all information furnished or disclosed to Buyer by Vendor in connection with this Purchase Order is furnished or disclosed as part of the consideration for this Purchase Order. Notwithstanding the foregoing, if Vendor clearly identifies, in writing, information that Vendor considers to be confidential or proprietary, Buyer will protect and not disclose such information, except for information: (a) which is already known to Buyer; or (b) which is or becomes generally available to the public through no fault of Buyer; or (c) which is properly obtained from a third party who has the right to make such disclosure; or (d) which is independently developed by Buyer.

7.	EQUIPMENT, BUYER’S PROPERTY. All equipment, tools, material, vehicles and/or other articles required for Vendor’s performance of this Purchase Order shall be furnished by Vendor, maintained in good condition, and replaced when necessary at Vendor’s expense. Title to and a right of immediate possession of any property of any nature whatsoever furnished or paid for by Buyer shall remain in Buyer.

8.	FORCE MAJEURE. Buyer shall have the right to suspend shipments from Vendor hereunder without penalty or liability to Buyer in the event of war, riot, flood, pandemic or other public health emergency, acts of God, fire, court order, strike, work stoppage, act of governmental authority, or other causes beyond Buyer’s control. Buyer shall not be liable to Vendor for its failure to accept delivery of goods purchased hereunder, provided such failure arises from any of such above-mentioned causes.

9.	TERMINATION AND DAMAGES. Buyer may terminate performance of the work under this Purchase Order, in whole or in part, by written notice to Vendor without incurring any liability to Vendor other than as specifically set forth in this Section. Upon receipt of such notice, Vendor shall immediately discontinue all work and the placing of all orders for material, facilities, and supplies pursuant to this Purchase Order. Upon termination by Buyer under this paragraph for reasons other than force majeure (as set forth above), Buyer shall negotiate payment to Vendor based on Vendor’s nonrecoverable, reasonable and actual documented costs and expenses; in no event, however, shall Buyer be obligated to pay Vendor an amount in excess of the aggregate price stated in this Purchase Order, less payments otherwise made or to be made. Nothing contained in this paragraph shall be construed to limit or affect any remedies which Buyer may have under this Purchase Order or under applicable law. In no event shall Buyer be liable for incidental, consequential, punitive or special damages. Buyer’s liability arising out of or relating to this Purchase Order shall not exceed the reasonable value of goods and services provided for hereunder.

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10.	DEFAULT AND CANCELLATION BY BUYER. Buyer may cancel any Purchase Order, without incurring any liability to Vendor, for any failure to comply with the terms of this Purchase Order, including, without limitation, the following reasons as determined by Buyer in its reasonable discretion:

(a)	the failure or inability of Vendor to complete product development activities on a timetable supporting on-time deliveries;

(b)	the failure or inability of Vendor to meet the quality and other requirements of the Purchase Order and/or the Vendor Agreement;

(c)	the failure or inability of Vendor to timely deliver (i) samples (which meet specifications, testing standards or aesthetic criteria provided) or (ii) raw materials or finished products;

(d)	the failure or inability of Vendor to comply fully with the Buyer’s terms of engagement governing treatment of workers, safety of facilities, conduct of the Vendor and compliance with all applicable laws, rules and regulations;

(e)	if Vendor’s financial condition, based on criteria determined by Buyer, is found to be or becomes unsatisfactory to Buyer during the term of the Purchase Order; or

(f)	the failure or inability of Vendor to comply with any other of the terms of this Purchase Order or of the Vendor Agreement, or any breach by Vendor of any term or condition of this Purchase Order, including, without limitation, the terms relating to shipping point, Country of Origin, delivery, and order quantity.

Upon cancellation Vendor will refund any deposits, down payments or other advance payments to Buyer (except that for goods or services already delivered). After cancellation, Buyer also reserves the right to similarly terminate all other contracts covering purchases by Buyer of Vendor’s products or services whether or not Vendor may otherwise be in default, and no rights shall accrue to Vendor against Buyer on account of such termination. If Vendor fails to perform as specified in this Purchase Order or breaches any of these terms and conditions hereof or in the Vendor Agreement, Buyer also reserves the right, without incurring any liability, to: (a) cancel this Purchase Order in whole or part; (b) obtain the goods or services ordered herein from another source; (c) setoff or reduce all claims for money due or to become due from Buyer to Vendor; or (d) exercise any other right or remedy permitted by applicable law. These rights and remedies are cumulative and in addition to any other remedies provided at law or in equity. Buyer’s failure to insist on performance of any of these terms and conditions herein or to exercise any right or privilege, or Buyer’s waiver of any breach hereunder, shall not thereafter waive any other terms, conditions or privileges, whether of the same or similar type.

11.	CANCELLATION BY VENDOR. Vendor may not cancel a Purchase Order within sixty (60) days of the FOB/FCA date, for an FOB/FCA order, or ninety (90) days of the in warehouse date, for an LDP order. Vendor cancellation within this time period, without the prior written authorization of Buyer, will result in a chargeback to the vendor of 50% of the FOB/FCA/LDP (depending on order terms) value of the order. Buyer may permit Vendor, at its sole discretion and on a case by case basis, to short or over ship an order by five percent 5% of quantity (10% for yarn/fiber dye orders). Any overages not reported will not be paid. In the case of a short shipment (shipping less than the shortage allowance, if such a shortage allowance is provided), Vendor will be charged back 50% of the FOB/FCA/LDP value as stated above. Vendor may cancel unconfirmed Purchase Orders by promptly informing Buyer, in writing, of Vendor’s intent not to confirm the order.

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12.	COMPLIANCE WITH LAWS. (i) Vendor agrees to comply full with all applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders pertaining to the production, sale and shipment of the goods or services ordered, and, upon request, Vendor shall furnish Buyer certificates or other evidence of compliance. Further, to the extent applicable, such goods were or will be produced in compliance with all provisions of Executive Order 11246 and Sections 6, 7, 12, and 14 of the Fair Labor Standards Act of 1938, as amended, Dodd-Frank, all rules, regulations and orders thereunder, and any successor provisions thereto. (ii) In addition, Vendor is responsible for ensuring that the goods sold to Buyer comply with California Code of Regulations Title 27, Division 4, Article 6 for consumer product warnings (known as “Prop 65”), including, without limitation, all necessary testing and labeling requirements associated therewith. Unless otherwise agreed in writing, Vendor is required to label any goods that require a Prop 65 warning with a warning, the content of which satisfies the requirements of applicable law and has been placed on the goods (either on the product or the product labeling) in a manner that complies with such applicable law. As to specific goods, Buyer reserves the right to reject goods if such goods require a Prop 65 warning. Buyer will not sign, label or otherwise provide warnings in its stores, or online as an alternative to Vendor’s obligations. When submitting sample goods to Buyer, Vendor must indicate whether the item and its packaging meet the safe harbor limits of Prop 65, whether the item or its packaging require a Prop65 warning label, and whether there is any restriction on Buyer’s ability to sell the goods in California. For any goods purchased by Vendor that are not in compliance with Prop 65, Buyer, in addition to any other rights or remedies which it may have at law or in equity, shall have the right to reject, return or dispose of and recover associated costs at the Vendor’s expense. Further, any such goods may not be replaced with substitute goods, without written authorization from Buyer. (iii) Vendor hereby agrees to indemnify, defend (at Buyer’s option) and hold harmless Buyer, its affiliates and their respective successors, assigns, customers and users of its products from any costs, losses, expenses, damages, claims, suits, fines, penalties or any liability whatsoever, including attorneys’ and other professional fees, resulting from the failure of Vendor to comply, in the furnishing of goods or services under this Purchase Order, with all applicable foreign or domestic federal, state, or local laws, ordinances, rules, regulations or orders as set out herein above.

13.	INDEMNIFICATION. Vendor agrees to indemnify, defend (at Buyer’s option) and hold harmless Buyer, its officers, directors, employees, agents, affiliates and their respective successors, assigns, customers and users of its products against all suits at law or in equity and from all damages, claims, demands and/or liability, including those arising out of, or relating in any way to: (a) the goods sold by Vendor to Buyer, or Vendor’s breach of any of the terms, conditions, requirements, representation or warranties contained in this Purchase Order or the Vendor Agreement, (b) the death of or injury to any person, or damage to any property, alleged to have resulted from the goods or services hereby ordered, (c) any actual or alleged failure by Vendor, or Vendor’s goods, to comply with applicable laws, ordinances, rules, regulations and orders of all foreign nations (or governmental subdivision thereof) and all applicable domestic (United States of America) federal, state, and local laws, ordinances, rules, regulations and orders (including, without limitation, as related to testing, labeling, marketing, content, shipment, or safety of goods); (d) any voluntary or mandatory recalls of goods (either required by law or deemed necessary in the commercially reasonable judgment of Vendor because Vendor has reason to believe the goods are defective, dangerous, incomplete, infringe upon intellectual property rights or are not in compliance with applicable laws, ordinances, rules, regulations or orders), and (e) any claim that the manufacture, importation, marketing, promotion, use, offer for sale, sale or resale of any goods or services supplied under this Purchase Order infringe any patent, copyright, trademark, trade dress, trade name, trade secret or other intellectual property rights. Vendor, when notified shall, at Buyer’s sole option, either defend any action or claim at its own expense, or reimburse Buyer’s expenses, attorneys’ fees, and other costs for defending such action or claim, with Buyer having the right to select and approve counsel to defend the action or claim in both instances. Vendor shall be responsible for all costs, losses, expenses, damages claims, suits, or any liability whatsoever, including attorneys’ fees. The foregoing indemnification shall apply whether the damage, claim or demand, including those for death, injury, or property damage, or relating to an intellectual property claim is caused by the sole or concurrent actions, inaction, or conduct of Vendor. To the extent that Vendor’s employees, or subcontractors enter upon the premises of Buyer, Vendor shall take all necessary precautions to prevent injury or death to any person or damage to property arising out of acts or omissions of such agents, employees or subcontractors, and, except to the extent that any such injury or damage is due solely and directly to Buyer’s gross negligence, shall indemnify, defend (at Buyer’s option) and hold harmless Buyer, its affiliates and their respective officers, employees, and agents, from any and all cost, losses, expenses, damages, claims, suits, or any liability whatsoever, including attorneys’ fees, arising out of any act or omission of Vendor, its agents, employees or subcontractors. If the goods purchased hereunder or any part thereof cannot be imported, promoted, marketed, used, offered for sale, or sold by virtue of any court or administrative order finding them to be infringements, Vendor shall promptly and at its own expense (a) procure for the Buyer the right to continue to import, promote, market, use, offer for sale, and sell the goods purchased hereunder, or (b) replace the goods with noninfringing goods satisfactory to Buyer, or (c) modify such goods in a way satisfactory to Buyer and its counsel so they become noninfringing.

14.	INSURANCE. Vendor shall maintain and require its subcontractors and suppliers to maintain insurance as set forth in the Vendor Agreement.

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15.	ASSIGNMENT. This Purchase Order may not be assigned by Vendor without the Buyer’s prior written consent. Vendor may delegate its duty to perform hereunder or subcontract the furnishing of any of the completed or substantially completed goods required by this Purchase Order; provided that any such delegation or subcontracting is only permitted if Buyer provides its prior written consent, and further provided that the delegatee or subcontractor agrees in writing to be bound by all of these terms and conditions contained in this Purchase Order and/or in the Vendor Agreement. Vendor acknowledges that such delegation or subcontracting does not relieve Vendor of its duty to perform its obligations hereunder or from any liability it may have as a result of its, or its delegatee’s or subcontractor’s failure to perform any of the terms or conditions contained herein and Vendor shall be liable for the act or neglect of its delegatees or subcontractors. Any assignment by Vendor of its right to payment under this Purchase Order shall be subject to all claims and defenses of Buyer. This Purchase Order may be assigned at any time and from time to time by the Buyer at its sole discretion.

16.	APPLICABLE LAW. The validity, interpretation, and performance of this Purchase Order will be governed by the laws of the Commonwealth of Pennsylvania (except for conflicts of laws rules), except to the extent that the transaction covered by this Purchase Order involves the international sale of goods, in which case the validity, interpretation and performance of these terms and conditions shall be governed and construed by the provisions hereof in accordance with the United Nations Convention on Contracts for the International Sale of Goods, as amended, and all rules, regulations, orders thereunder, and any successor provisions thereto. Buyer and Vendor agree that the exclusive jurisdiction, forum and venue for any disputes arising or related to the Purchase Order or the Vendor Agreement shall be United States District Court for the Eastern District of Pennsylvania, and Buyer and Vendor submit to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in that court, then the exclusive jurisdiction, forum and venue for any such action shall be the courts of the Commonwealth of Pennsylvania located in Philadelphia County.

THE PARTIES HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY DISPUTES, CLAIMS OR LITIGATION ARISING OUT OF OR RELATED TO THE PURCHASE ORDER OR THE VENDOR AGREEMENT.

17.	SEVERABILITY. The terms and conditions of this Purchase Order are severable and if any terms and conditions or portions of any terms and conditions herein are stricken or declared illegal, invalid or unenforceable for any reason whatsoever, the legality, validity or enforceability of the remaining terms and conditions shall not be affected thereby.

18.	ENTIRE AGREEMENT. This Purchase Order, together with the Vendor Agreement, constitutes the entire expression of the parties’ agreement with regard to the Goods identified in this Purchase Order. All prior or contemporaneous negotiations and agreements between the parties with regard to the Goods identified in this Purchase Order are expressly superseded by this Purchase Order and the Vendor Agreement.

19.	MISCELLANEOUS. (a) Vendor shall be bound by any representation or undertaking made by any of its agents or employees with respect to the specifications, quality, packaging, price or conditions of delivery of the goods. By accepting this Purchase Order, Vendor ratifies any such representation or undertaking made by any of its agents or employees. (b) This Purchase Order shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. (c) If importation of the goods results in the assessment of a countervailing duty on Buyer as the importer, Vendor shall reimburse such countervailing duty on the Buyer, provided such reimbursement is permitted under applicable laws and regulations. (d) Vendor shall cooperate fully with the Buyer at Vendor’s expense in obtaining approvals of the goods requested by Buyer from certifying organizations. (e) The captions appearing at the beginning of each paragraph of these terms and conditions are for convenience only and are not to be construed as a substantive part of said terms and conditions. (e) The provisions of each of Sections 3, 4, 6, 12, 13, 15, 16, 17, 18, and 19 shall survive any termination, cancellation, execution, delivery, and/or performance of this Purchase Order.

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Appendix B

FIVE BELOW, INC.

POLICIES AND PRINCIPLES GOVERNING PRODUCT RECALLS

March 2019

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TABLE OF CONTENTS

I. THE DETERMINATION BY FIVE BELOW AS TO WHETHER A RECALL IS NEEDED	B-3

II. DIFFERENTIATING A RECALL FROM DISCONTINUANCE OF A PRODUCT OR A PRODUCT LINE	B-4

III. FIVE BELOW’S PREFERENCE FOR VOLUNTARY ACTION AND FOR COLLABORATION WITH RESPONSIBLE MANUFACTURERS AND REGULATORY AGENCIES	B-5

IV. MANAGEMENT OF THE RECALL PROCESS, AND CRITICAL ACTION ITEMS	B-6

A. The Formation Of A Recall Task Force And The Designation Of A Recall Coordinator	B-6

B. The Evaluation Of Reporting Obligations	B-7

C. Collection And Preservation Of Records And Data	B-8

1. Purchase Records	B-8

2. Records On Purchases, Sales, And On Units Removed From Inventory	B-8

3. Returns By Consumers	B-8

4. Tracking Of Individual Customers	B-8

D. Methods For Communicating With The Public About Recalls	B-8

V. CONCLUSION	B-9

B-2

FIVE BELOW, INC.

POLICIES AND PRINCIPLES GOVERNING PRODUCT RECALLS

March 2019

This memorandum describes the general principles that will be followed by Five Below, Inc. (“Five Below”) in implementing product recalls. As explained below, in conducting recalls and in supporting recalls initiated by its suppliers, Five Below’s primary objective is to prevent harm to consumers. Another critical objective is to ensure that Five Below complies with all applicable legal requirements.

In furtherance of these objectives, this guidance document initially discusses when recalls are necessary. It explains how recalls differ from decisions to halt sales of specific products. This memorandum then provides guidance on the management of the recall process, focusing on (a) the executives involved in managing recalls, and their responsibilities; (b) the process for evaluating and meeting reporting obligations to regulatory agencies such as the Consumer Product Safety Commission (“CPSC”) and the Food and Drug Administration (“FDA”); (c) the procedures to locate and remove from Five Below’s stores and distribution centers any dangerous, defective, or noncompliant products; (d) the methods for communicating recall information to consumers; and (e) the tools available to encourage consumers to return any products found to be dangerous.

I.	The determination by Five Below as to whether a recall is needed

In deciding whether a recall is needed, there are at least two fundamental questions that must be considered. The first question is whether there is credible evidence indicating that a product is defective and/or creates risks of injury, death, or property damage. This question typically will be evaluated by considering many types of data, including injury claims, consumer complaints, data on warranty claims or returns, product testing results, design information, and physical evidence relating to products alleged to be defective or dangerous, along with any other information provided by regulatory authorities. As explained below, Five Below’s Recall Coordinator or its Recall Task Force will evaluate all pertinent information on a rolling basis and may, if necessary, arrange for inspection or testing of products under review.

Certainly, a recall may be necessary if a product is found to have a defect and if the defect creates significant dangers or risks for consumers. Separately, however, a recall may be necessary if a product is found to be non-compliant. For example, the CPSC has adopted labeling, testing, and flammability requirements for children’s sleepwear. (See 16 C.F.R. §§ 1615.1-1615.5 (Sizes 0-6X) and 1161.1-1616.6 (Sizes 7-14).) If Five Below learns that it is selling or has sold children’s sleepwear that does not satisfy these CPSC requirements, it will initiate, or have its supplier initiate, a recall. Similarly, if a chocolate bar sold by Five Below is returned by customers, is tested or inspected, and is found to contain peanuts, and if there is no reference to peanuts on the packaging or label, this chocolate bar would likely be viewed as misbranded by FDA, due to the presence of undeclared allergens. Accordingly, Five Below would have to initiate, or ask its supplier to initiate, a recall on this product.

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If a recall is necessary, the second question is whether the recall should be initiated by Five Below itself or by the supplier that sold the merchandise to Five Below. Five Below operates solely as a retailer. Irrespective of whether its products are sold as Five Below-branded items or under other brands, all products distributed or sold by Five Below are produced by independent manufacturers. If a product is defective, noncompliant, or dangerous, Five Below’s supplier or the manufacturer generally is the entity responsible for the product’s flaws. For that reason, and in the interest of protecting its public image, Five Below’s strong preference is to have the responsible supplier or manufacturer conduct any necessary recall with appropriate cooperation or support from Five Below.

If Five Below obtains credible information that a product is unsafe or non-compliant, Five Below will promptly contact the manufacturer or supplier and share the information in question. Where appropriate, Five Below simultaneously will evaluate and attempt to meet its own reporting obligations vis-à-vis the CPSC, FDA, or other regulatory agencies and will urge the supplier or manufacturer to conduct any necessary recall.

From time to time, without any prodding or involvement by Five Below, one of the company’s suppliers or manufacturers may independently determine that a recall is required. Five Below generally will request that the supplier or manufacturer provide information on the scope of the recall, on factors driving the recall, and on the programs in place for covering the costs incurred by retailers and consumers. As a matter of corporate policy, however, Five Below will not second-guess the need for a recall being initiated by one of its manufacturers or suppliers. If any of Five Below’s manufacturers or suppliers determines that a product is unsafe or non-compliant and must be recalled, Five Below’s policy is to cooperate fully with that manufacturer or supplier.

Five Below recognizes, however, that there may be instances in which its supplier or manufacturer is unwilling or unable to conduct a recall. In that situation, or whenever it is otherwise necessary, Five Below may be forced to take on this responsibility itself.

II.	Differentiating a recall from discontinuance of a product or a product line

For planning purposes, it is necessary to differentiate product eliminations from product recalls. There may be situations where a product or stock-keeping unit (“SKU”) does not live up to expectations and elicits consumer complaints or returns, but poses no safety or non-compliance issue. For example, consumers might complain about the durability of a toy or a shirt, but there might be no questions about the safety of the product. If enough complaints or returns surface, the company generally will evaluate the SKU and may decide to discontinue sales. We refer to this as discontinuance or elimination of a product, not as a recall.

By contrast, a recall involves a situation in which a product is either noncompliant with a regulatory standard or is found to be dangerous. In a recall, Five Below will immediately halt sales, will quickly remove the product from its stores and distribution centers, and will encourage consumers to return the merchandise in question. As an inducement for such returns, consumers will typically be offered a full refund or credit, or will be offered a replacement product that does not have the defect or dangerous element. As a further inducement, Five Below will publicly disclose the known risks associated with the product and, where appropriate, will publicly disclose the harm that may result from continued use of the product.

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In any product discontinuance or recall, Five Below will promptly instruct all stores and distribution centers to locate and quarantine the affected merchandise. Five Below will also provide instructions on whether the merchandise should be destroyed or should be preserved for inspection. All store personnel will be instructed to end sales of this merchandise. Company personnel also may be asked to keep a running count on the number of items that have been pulled from inventory. This data will be reported back to Five Below’s Recall Coordinator or to another designated executive overseeing the corrective action being taken.

III.	Five Below’s preference for voluntary action and for collaboration with responsible manufacturers and regulatory agencies

In planning and implementing product recalls, Five Below strongly prefers to collaborate with responsible manufacturers and distributors and to confer with any regulatory agencies that have authority over the product in question. Likewise, whenever recalls are necessary, whether by a manufacturer or distributor that has supplied products to Five Below or by Five Below itself, Five Below generally prefers to have the recall undertaken on a voluntary basis, without the need for regulatory compulsion.

Five Below’s preference for a collaborative, voluntary approach with regulatory agencies such as the CPSC and FDA stems from several factors. To start with, Five Below recognizes that these agencies have substantial expertise in assessing product hazards and in developing appropriate recall plans. Additionally, regulatory authorities may have access to information on product hazards that is not readily available to Five Below. This information may reach these regulatory agencies through reports filed by manufacturers, consumers, or State public health agencies. Furthermore, many products carried by Five Below are sold by other retailers as well, and regulatory authorities may have knowledge of recent experiences involving these retailers or their customers.

Collaboration with regulatory agencies also may be advisable from a legal standpoint. While each recall needs to be examined individually, Five Below has a long-term interest in maintaining strong relationships with regulatory authorities. Moreover, a forced recall by the CPSC or by any other agency often increases the risks associated with third-party litigation by injured persons or by consumers who have suffered property damage.

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As explained above, in conducting or participating in recalls, Five Below also prefers to work closely with the manufacturers and independent distributors that supply merchandise to Five Below. In conducting or facilitating recalls, Five Below must take into account its role in the market. Specifically, Five Below is a retailer that operates bricks and mortar stores and separately sells merchandise online. While a portion of the merchandise carried by Five Below is branded as Five Below merchandise, the company does not own or operate any manufacturing facilities. Consequently, all merchandise carried by Five Below is manufactured by third parties. Often, if a product is mislabeled or is defective or is unexpectedly linked to accidents or injuries, Five Below’s supplier will be the entity responsible for creating the defect or hazard. Thus, if possible, when product hazards are identified, Five Below will work closely with the responsible manufacturer or distributor. Where appropriate, Five Below will encourage the manufacturer to interface with responsible regulatory agencies and to conduct any necessary recalls. Five Below recognizes, however, that, depending upon the circumstances, it may have its own reporting obligations. Five Below also recognizes that if a recall is necessary and if the responsible manufacturer or distributor fails to initiate a required recall, Five Below may have no choice but to take action itself.

Conversely, as a matter of corporate policy, if any supplier to Five Below initiates a recall, Five Below will cooperate fully with that supplier. As part of this cooperation, Five Below will promptly remove the affected merchandise from its stores and distribution centers. Where appropriate, Five Below also will publicize the recall online and in stores, and will process returns or exchanges by consumers. Five Below will of course seek reimbursement from the responsible manufacturer or distributor for direct costs incurred in supporting or implementing such recalls.

While Five Below generally prefers to collaborate with its suppliers and with regulatory authorities, each recall needs to be evaluated, planned, and conducted individually. With particular merchandise, the facts relating to product risks, defects, and potential exposure will vary considerably. These individual factors and any related legal obligations imposed on Five Below will need to be carefully considered in deciding whether a recall is needed and in planning any corrective action. In addition, final decisions relating to product hazards should always be made in consultation with Five Below’s Legal Department. In almost any recall, the company will need to evaluate its compliance obligations vis-à-vis the CPSC or other regulatory agencies, and the company may need to develop a strategy that minimizes risks stemming from third-party claims.

IV.	Management of the recall process, and critical action items

The recall process is complex, and recalls may be necessitated or triggered on an emergency basis. In this memorandum, Five Below describes the basic procedures that will be used to manage the recall process. These procedures can be modified or tailored for particular recalls, but should at least provide a starting point for the management team tasked with overseeing or implementing particular recalls.

A.	The Formation Of A Recall Task Force And The Designation Of A Recall Coordinator

For each recall, Five Below will designate a Recall Coordinator and a Recall Task Force. Unless otherwise specified, the company’s General Counsel will have full authority to make these appointments. Presumptively, the Recall Coordinator will serve on the Task Force, along with a Five Below attorney designated by the company’s General Counsel.

The Task Force will have broad authority to design and oversee the recall. This group will be empowered to manage communications with the public and with regulatory authorities. Additionally, the Task Force will coordinate with the responsible buyer within Five Below and will decide on how the recall will be implemented. In many instances, consumers will be encouraged to return the affected merchandise and will be offered replacement merchandise or a refund or a credit. In most instances, systems will have to be established for keeping lists of the names of consumers who have returned the merchandise and the dates of such returns. Likewise, systems for tracking claims, consumer complaints, and any other alleged injuries should be established.

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As the recall progresses, the Task Force will brief Five Below’s Chief Executive Officer, Chief Financial Officer, and General Counsel periodically on the progression of the recall and on information obtained about the safety of particular products and the reliability of particular suppliers. If needed, efforts will be made to suggest improvements to product screening procedures going forward.

Under the guidance of the Task Force, the Recall Coordinator will take the lead in collecting and tracking data on the products in question and on any complaints or allegations relating to deaths, injuries, accidents, or property damage. The Recall Coordinator will collect and preserve quality control records, engineering analyses, test results, and any other pertinent data. Together with the General Counsel or one of the Company’s other attorneys, the Recall Coordinator will ensure that the Company’s insurance companies and suppliers receive appropriate notifications. Additionally, the Legal Department will draft any required submissions to regulatory agencies such as the CPSC. All such submissions shall be subject to review and approval by the Task Force.

B.	The Evaluation Of Reporting Obligations

During or prior to the initiation of a recall, it is likely that questions may arise as to whether Five Below has any reporting obligations vis-à-vis the CPSC or other regulatory agencies. For example, as a retailer, if Five Below receives credible information that one of its products has a defect that has caused, or has the potential to cause, significant injuries or deaths, the company may have reporting obligations under Section 15 of the Consumer Product Safety Act.

Under the guidance of the Recall Task Force, the Recall Coordinator will evaluate such reporting obligations. Before making any final decision on the filing of such reports, however, the Recall Coordinator will seek guidance from the Legal Department on the appropriate course of action and on the content of any written submissions.

There may be products, such as food items, that are not within the CPSC’s jurisdiction. Reporting obligations on such products should be examined in the same manner as specified above. Additionally, even if Five Below does not have a mandatory reporting obligation vis-à-vis the FDA, CPSC, or any other agency, the Recall Coordinator or the Task Force should assess whether voluntary consultation with regulatory authorities is advisable. In some circumstances, a voluntary disclosure to regulatory authorities may be appropriate. Again, however, any final decision on such disclosures should be made in consultation with Five Below’s Legal Department.

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C.	Collection And Preservation Of Records And Data

The Recall Coordinator will be tasked with collecting and maintaining records and data relating to any recall. The collection of substantial data is often necessary in order to determine whether a product is defective and whether the recall should be limited to particular batches or production runs. Information also must be collected, as needed, in order to provide progress reports to any regulatory authorities overseeing the recall.

Depending upon the circumstances, the Recall Coordinator should try to collect and maintain the following:

1.	Purchase Records

Five Below should collect purchase orders, supplier agreements, and records showing the volume and timing of its purchases of the product in question. If the manufacturer or distributor has supplied testing data, quality control records, or inspection reports, those documents should be collected and preserved.

2.	Records On Purchases, Sales, And On Units Removed From Inventory

For products subject to recalls, Five Below should preserve records indicating the number of units purchased and the number of units sold to consumers. Likewise, as these products are removed from Five Below’s stores and distribution centers, records should be kept on the number of units that are retrieved or isolated and on the disposition of those items. (Store personnel should be instructed never to sell items that are being recalled.)

3.	Returns By Consumers

To the extent that consumers return affected merchandise for exchanges, credits, or refunds, Five Below should track the volume of such returns. In many instances, the company also should track the disposition or disposal of the returned units.

4.	Tracking Of Individual Customers

To the extent that Five Below has data or documents that could be used to identify the buyers of affected merchandise, such records should be preserved. In some instances, if customer names are available, the company may wish to open communications with such consumers for the purpose of encouraging returns or exchanges.

D.	Methods For Communicating With The Public About Recalls

As part of every recall, Five Below will develop a public communications plan. If the recall is undertaken in coordination with the CPSC or another regulatory agency, the communications plan may be developed and implemented jointly. Irrespective of the level of coordination with regulatory authorities, however, the communications plan must be carefully designed and must provide information in an understandable form that will encourage consumers to return the product in question. Typically, Five Below’s communications will identify the product with specificity, will describe any product defect or hazard, and will describe the corrective action being taken by the company.

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The CPSC and other regulatory agencies have identified many methods for reaching consumers. The CPSC encourages companies conducting recalls to issue joint press releases with the CPSC. This approach is especially appropriate if the recall is being implemented in consultation with the CPSC and under the CPSC’s rules.

In addition to press releases, many other communications tools are available and should be considered. Certainly, recall posters in stores are often useful and should be considered. Likewise, information relating to recalls should be published on Five Below’s website. In particular recalls, the company may also consider release of a video news release (“VNR”). Such VNRs increase the likelihood of television coverage. In addition, in reaching consumers, Five Below may be able to use social media platforms such as Facebook, YouTube, and Twitter. To facilitate interaction with consumers, the CPSC also recommends the use of a toll-free telephone number, a dedicated email address, and a website URL. All of these tools are potentially effective and should be considered in designing the communications plan for a particular recall.

Furthermore, if Five Below is able to identify consumers known to have purchased the product in question, the company should contact these consumers. Telephone calls, regular email, and text messages could potentially be used for this purpose.

V.	CONCLUSION

Each recall by Five Below will need to be carefully planned and implemented. This memorandum is intended to guide this decision-making process.

The approach taken on a particular product will depend in part on the level of risk associated with use of that product. As a starting point, whenever a product is found to be dangerous or non-compliant, the company will need to evaluate its reporting obligations. Then, if a recall is necessary, Five Below will have to immediately halt sales of the product, promptly remove the product from inventory, and actively encourage consumers to return the affected merchandise.

In most instances, if products are found to be dangerous or non-compliant, Five Below will work closely with its suppliers and manufacturers to develop a corrective action plan. If suppliers or manufacturers are responsible for the product defect or for any non-compliance, Five Below will encourage those firms to take the lead on any necessary recall. Five Below, however, will actively support their recalls and will conduct its own recall if necessary.

Lastly, in most recalls, even in voluntary recalls, Five Below will at least consult with regulatory authorities and may elect to conduct a recall under regulatory oversight. The company’s main objectives are to prevent harm to consumers and to meet all legal requirements. In pursuing these objectives, Five Below prefers to work on a collaborative basis with the responsible regulatory agencies whenever possible.

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Appendix C

States in which Five Below currently operates

●	Alabama
●	Arizona
●	Arkansas
●	California
●	Connecticut
●	Delaware
●	Florida
●	Georgia
●	Illinois
●	Indiana
●	Iowa
●	Kansas
●	Kentucky
●	Louisiana
●	Maine
●	Maryland
●	Massachusetts
●	Michigan
●	Minnesota
●	Missippi
●	Missouri
●	Nebraska
●	New Hampshire
●	New Jersey
●	New York
●	North Carolina
●	Ohio
●	Oklahoma
●	Pennsylvania
●	Rhode Island
●	South Carolina
●	Tennessee
●	Texas
●	Virginia
●	Washington DC
●	West Virginia
●	Wisconsin

C-1

Vendor Guide

Section 2 of 3: Compliance

Revised: June 2023

1

Contents

A.	Change Log	4

B.	Social Compliance Policy	5

C.	Factory Audits—Import Vendors	7

D.	Supply Chain Security Guidelines for Vendors, Suppliers, and Service Providers	9

	Overview	9

	Onboarding New Vendors for Supply Chain Safety and CTPAT:	10

	Five Below and SCAN	11

	Five Below Document Requirements at Time of Shipment	11

	Carton and Item Markings and Labeling	11

	Customs Country of Origin Requirements	12

E.	CTPAT Minimum Security Criteria	12

	Corporate Security	12

	Security Vision and Responsibility	12

	Risk Assessment	12

	Business Partners	12

	Cybersecurity	13

	Transportation Security	13

	Conveyance and Instruments of International Traffic (ITT) Security	13

	Container Inspection	13

	Container Sales	14

	Procedural Security	15

	Agricultural Security	16

	People & Physical Security	16

	Physical Security	16

	Physical Access Controls	17

	Education, Training, and Awareness	17

F.	Compliance with Applicable Laws	18

	Consumer Product Safety Improvement Act (CPSIA)	18

	Toxic Substances Control Act (TSCA) – Title VI for Composite Wood Products	20

	California Statutes and Regulations Governing Product Content	21

2

	Tracking Labels on Product and Packaging	25

	Fair Packaging and Label Act Section 500.5	25

	Private Brand Packaging Review and Approval	26

	California Proposition 65 Labeling	26

	Uniform Label Law for Stuffed Articles	27

	Textile Fiber Products Identification Act	27

	Care Labeling Rule	27

	Safety Data Sheet (SDS)	28

G.	Testing Process	29

	General Testing Guidelines	29

	Testing Guidelines	30

	Products with the Five Below Name and/or Brands, including 1616 Holdings	30

	Vendor-Branded Goods for which Five Below is Importer of Record	30

	Submitting Items to Five Below’s Designated Third Party Lab for Testing	30

	Lab Testing Process—Riskonnect ESG (formerly ICIX)	31

	Five Below Test Review Timelines	31

H.	Shipment Inspection	32

I.	Appendix A – Five Below’s Designated 3rd Party Audit, Inspection, and Lab Contacts	33

	Five Below Designated Labs & Audit Firms China	33

	Five Below Designated Labs & Audit Firms - India	35

	Five Below Designated Labs & Audit Firms – Vietnam	37

	Five Below Designated Labs & Audit Firms – United States	38

3

A. Change Log

Update	Page	Date
Updated factory audit policy	8	August 2023
Updated approved lab and audit partner matrix	9	August 2023
Addition of RN number for Five Below branded goods subject to Textile, Wool and Fur Act	26	August 2023
California Proposition 65 Policy	27	August 2023
Product Testing for Vendor-Branded Good for which Five Below is Importer of Record	32	August 2023

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B. Social Compliance Policy

Five Below strives to be an example of good human rights and labor practices throughout our business activities. As we do not own our manufacturing facilities, we take care in the selection of our vendors, and our process intends to screen out any that do not share our values.

Five Below requires that each of its Vendors:

(1)	Complies with all Applicable Laws regarding eradication of forced, indentured, involuntary or compulsory labor in its facilities, and requires its suppliers, including labor brokers and agencies, to do the same;

(2)	Ensure that its supply chain and materials incorporated into its products (including Goods supplied to Five Below) comply with all Applicable Laws (including international laws) prohibiting slavery and human trafficking;

(3)	Treats its workers with dignity and respect, provides them with a safe work environment, and conducts business in compliance with all Applicable laws (including applicable environmental, labor and employment laws), and refrains from corrupt practices and engaging in human rights violations;

(4)	Has and will continue to maintain records that are sufficiently detailed to substantiate that all Goods it supplies to Five Below are produced in compliance with the anti-slavery and human trafficking laws of the country or countries where they are produced and will produce such records to Five Below or its auditors upon request.

(5)	Will allow Five Below and its agents access to every facility to conduct schedule and unscheduled inspections for the purpose of ensuring compliance with our social compliance requirements. It will grant Five Below and its Preferred Compliance Auditor the right to review all employee-related books and records maintained by the Vendor and to interview workers. Inspection/audit costs will be paid by the Vendor;

(6)	Use of any sub-contracted factories will be communicated to and approved by Five Below, in advance, of outsourcing production of Goods;.

(7)	Pays all workers at least the minimum wage and benefits as required by any Applicable Laws and regulations; as well as compensates workers for overtime at the rate enforced by Appliable Laws and regulations;

(8)	Respects the rights of all workers to lawfully associate or not associate with groups of their choosing, so long as the groups are permitted by law. Vendors shall not unlawfully prevent or interfere with employee associations and related activities;

(9)	Follows all Applicable Laws and regulations, and prohibits discrimination or harassment due to an employee’s sex, race, color, religion, origin, age, disability, marital status, gender identity, gender expression, or sexual orientation. Vendors should maintain a workplace that is free from harassment or discrimination;

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(10)	Maintains a working environment free from abuse or harassment. Vendors shall not tolerate forms of physical, sexual, psychological or verbal abuse; and

(11)	Provides workers with access to acceptable working conditions, and, if applicable, acceptable living conditions. Vendor shall provide its workers with access to clean bathrooms, potable water, sanitary food storage areas, and sanitary dining areas. If Vendors provide dormitories or other housing for workers, these facilities must be sanitary, safe, and allow the housed employees to enter or exit freely.

Five Below also supports the goals of the California Transparency in Supply Chains Act of 2010. International Labor Organization research shows that there are at least 20 million victims of forced labor across different industries worldwide and that women and children are particularly vulnerable. Below are the steps Five Below is taking to prevent human trafficking and modern-day slavery in its supply chain.

●	Five Below is committed to upholding ethical sourcing practices globally, to protect the lives, freedom, and well-being of all individuals who take part in manufacturing Five Below products. Five Below has a zero-tolerance policy for unethical sourcing practices by Vendors, including a prohibition against use of forced and bonded labor. All work for Five Below must be completed on a voluntary and legal basis. This means that Vendor employees must be free to move and/or resign from their role, be free to leave at the end of their shift or under extenuating circumstances, and Vendors must not engage in illegal practices that restrict their employees’ freedom of movement.

●	Compliance with our vendor requirements is a pre-condition to start and maintain a business relationship with Five Below. All manufacturing partners are required to uphold Five Below vendor requirements. Five Below’s Preferred Compliance Partner does facility audits.

●	To ensure Vendors uphold Five Below requirements, Five Below reserves the right to conduct announced and unannounced audits, as well as follow-up visits and verification of Vendor facilities. Visits and audits are an opportunity for Five Below to strengthen its relationship with its Vendors, enhance transparency and work together on preventive actions. During an audit and any follow up visit, auditors meet with management, tour the site and interview employees.

●	Five Below vendor requirements apply to every vendor partnership that Five Below forms. Five Below has a zero-tolerance policy toward unapproved subcontractors, facilities and homework, and Vendors who are not open, transparent and cooperative; this allows Five Below to know who is producing goods and how such product is being produced. All of Five Below’s Vendors must abide by the laws of the country in which they are doing business.

●	If forced or bonded labor are found during a facility audit, Five Below will cease conducting business with the Vendor and require that they correct the problem immediately. If one of Five Below’s Vendors were found to be complicit in any form of forced or bonded labor, Five Below would require the Vendor address and correct the problem immediately and would launch an investigation. Five Below’s approach to manufacturing is to establish and maintain long-term partners that share its values, and where applicable, help develop preventive action plans to address and correct issues that arise. In extreme cases of systemic non-compliance or violation of its zero tolerance policies, Five Below reserves the right to terminate the business partnership with a Vendor.

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C. Factory Audits—Import Vendors

New Vendors or New Factories

As Five Below does not own our manufacturing facilities, we take care in the selection of our vendors, and we partner only with those who share our values. We have an obligation to evaluate and assess social compliance for each factory that manufacturers goods using Five Below’s name and/or brands including 1616 Holdings, as well as national brands for which we are Importer of Record.

Each import supplier must disclose the name and address of all factories that produce goods for Five Below. For preliminary approval, all new factories must successfully compete a Social Compliance questionnaire and a Customs Trade Partnership Against Terrorism (C-TPAT) self-assessment.

Vendors must provide, for each new import item, the factory from which the product will be sourced. Vendors are unable to set up import SKs without an approved factory.

After preliminary approval and no later than 30 days before purchase order is placed, all import import Vendors must schedule and successfully complete two factory audits conducted by one of Five Below’s designated third party factory and shipment inspection partners. Vendor is responsible for audit costs. Five Below requires TWO audits:

1.	Social Compliance

2.	Supplier Qualification Program (SQP)

During factory audits, Vendors are required to provide Five Below’s designated third party audit partner and its agents access to every facility to conduct audits to ensure all factories are in compliance with Five Below’s Social Compliance and Quality policies.Vendor may not use a subcontractor factory without Five Below approval. Subcontractor factories must follow the same approval process. Vendor must provide Five Below’s designated third party audit partner and its agents with access to employee-related records maintained by Vendor as well as the ability to interview workers.

Failure to provide Social Compliance and Supplier Qualification Program audits 30 days prior to Purchase Order placement date are subject to cancelation of purchase order at vendor’s expense.

Factories with an unacceptable initial audit will not be accepted.

Critical Failures

Any critical failure identified will place the factory into an unacceptable rating. Critical failures require Vendor to develop a CAP (Corrective Action Plan) within five business days and require a follow up audit by one of Five Below’s designated third party factory audit partners within 30 days of the date of audit.

Social Compliance Critical Failures

●	Factory does not have a valid business license

●	Child Labor Violations

●	Evidence of imprisoned/forced labor

●	Evidence of abuse and/or harassment

●	Emergency exits/doors/stairways are blocked or locked.

●	Evidence of bribery

●	Lack of cooperation from factory during audit (site tour, access to data, Q&A)

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SQP Critical Failures

●	Lack of independent Quality Control staff

●	Lack of non-confirming product control procedures

●	Inability to provide relevant quality records

●	Lack of procedures to handle customer complaints

●	Lack of cooperation from factory during audit (site tour, access to data, Q&A)

●	Factory does not have a valid business license

●	Buildings and equipment are in poor condition

Vendors must supply factory information for each import item. Factories must be approved in advance of new import item set up. Not supplying factories in advance will delay new item set up until Five Below reviews and approves audit information.

●	Audit costs vary depending on the number of workers.

●	Vendor is responsible for total audit costs and travel expenses when applicable.

●	Audit labs require five (5) business days lead time to schedule audits

●	Audit labs will provide results within three (3) business days

Below is a matrix of labs by country. See appendix “A” for audit firm contact information.

	China	India	Vietnam	USA	Cambodia
Social Compliance Audit	Intertek	Intertek	Intertek	Intertek	Intertek
	TQS	QIMA	STC		STC
Supplier Qualification Program (SQP)	Intertek	Intertek	Intertek	Intertek	Intertek
	TQS	QIMA	STC		STC
Product Testing	Intertek	Intertek	Intertek	Intertek	Intertek
	BACL	BV	STC	STC
Microbiological testing (TRA / USP 61/62)	Intertek	Intertek	Intertek	STC	Intertek
	STC	BV	STC		STC

Current Vendors

Vendors currently supplying Goods to Five Below are subject to announced or unannounced factory inspections/audits to ensure on-going compliance with Five Below’s Social Compliance and Quality policies.

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Subcontracting

Subcontracting production or labor without prior written consent of Five Below is strictly prohibited. Vendors are responsible for ensuring that Five Below approved subcontractors are in compliance with Five Below’s Social Compliance policies and will provide Five Below with proof of compliance upon request. Subcontracted facilities are also subject to announced and unannounced Factory Capacity and Capability in Manufacturing and Social Compliance audits by Five Below and its agents.

Environmental

Vendor’s factories must be compliant with local regulations and have modernized their environmental controls.

D. Supply Chain Security Guidelines for Vendors, Suppliers, and Service Providers

Overview

In the interests of securing 1616 Holdings, Inc (Five Below, Inc.), its shipments and its international supply chain, the company has initiated the implementation of supply chain security guidelines in line with the latest U.S. Customs and Border Protection CTPAT (Customs Trade Partnership Against Terrorism) requirements.

The Customs Trade Partnership Against Terrorism (CTPAT) program is a voluntary supply chain security program led by U.S. Customs and Border Protection (CBP) and focused on improving the security of private companies’ supply chains with respect to terrorism, smuggling and any other illicit activity.

As a Certified member, Five Below is required to ensure that its business partners adopt security minded strategies and procedures that meet the CTPAT requirements. This applies to existing suppliers, as well as vendors interested in becoming a business partner and part of the Five Below supply chain.

Certified importers that outsource elements of their supply chain, such as foreign facilities, conveyances and domestic warehouses are required to assess and monitor their business partners’ security protocols according to U.S. Customs CTPAT criteria. CBP enhanced their MSC (Minimum Security Criteria) in January of 2020. This is a significantly enhanced security profile, with specific ‘must’ and ’should’ Security questions in the areas of: Upper Management, Risk Assessment, Business Partners, Procedural, Conveyance & International Instruments of Trade (ITT), Agricultural, Physical, Access Controls, Personnel, Training, and Cybersecurity. The expectation is that our Foreign Business partners are maintaining proven and verifiable processes that meet these criteria. These questions are listed below for your reference. All question pertaining to Customs Trade compliance and CTPAT should be sent to: CustomsTrade@fivebelow.com

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Onboarding New Vendors for Supply Chain Safety and CTPAT:

Terms for understanding:

BSI- Risk Management and Audit software. User creates login and password, completes a Self-Assessment Questionnaire for Supply Chain Security and Social Compliance. Supply Chain and Social Compliance are independent of one another. This is the system where factory self-assessments for Supply Chain Security (managed by Supply Chain) and Social Compliance (managed by Compliance) will be held. BSI is the system where factories will submit Social Compliance and Factory Capability and Capacity Audits (FCCA) audits.

OMS – the Order Management System booking portal that direct import factories utilize when booking a shipment for an Import Purchase Order. Our Consolidator is M+R and our Customs Broker is Samuel Shapiro.

Riskonnect (formerly ICIX) – Software that allows Five Below and vendors to trade compliance documents. This is the system where vendors submit product test reports and shipment inspections.

Five Below has partnered with BSI Supply Chain Solutions to manage business partner validation and CTPAT compliance via the SCM (Supplier Compliance Management) module. Prior to the vendor receiving a Five Below purchase order:

●	New prospective Vendor provides factory name(s), address and contact information at time of set-up request through the New Vendor Setup Process with Five Below Merchandise Operations

●	Five Below Customs Trade will generate a ‘welcome’ email in the BSI portal, for each Factory contact provided, which will provide a link to the SCM portal

●	Each Factory will create a login and password from the link, provided in the email, using Google Chrome or Internet Explorer 10 or higher

●	Factory Name will be screened for Denied Party, and

●	Each Factory will take the MSC (Minimum Security Criteria) Self-Assessment in the BSI portal, unless they are already members of SCAN or are part of an approved AEO program

●	Customs Trade will evaluate the resulting score of the Self-Assessment or valid audit

●	If the score does not meet the minimum threshold, a Corrective Action Plan, a Supply Chain Security Factory Audit, or both, will be issued

What you need to know:

●	Five Below will use BSI to issue Self-Assessment Questionnaires for Supply Chain Security, and Social Compliance, to our Business Partners

●	Five Below will issue Supply Chain Security factory audits through SCAN (Supplier Compliance Audit Network, highly recognized in the market), once the Self Assessments have been compiled and scored. You will receive an email welcoming you to the Supply Chain Risk Solutions web portal, which includes a link to create an account

●	All BSI communication will come from fivebelow@scrisksolutions.com

o	If you are not the appropriate point of contact reply to the email with the updated name and email

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o	The link is associated with your email and cannot be forwarded to another user

o	BSI is compatible with Google Chrome or Internet Explorer 10. Using other browsers may cause problems accessing BSI

●	You will receive two separate questionnaires – one for Supply Chain Security and one for Social Compliance. They are separate and independent from one another and managed by two different Five Below teams

●	SCAN, factory audits will be issued for Supply Chain Security audits only

●	Five Below is sensitive to the number of security audits factories complete during the year, and has signed with SCAN to reduce overall security audit fatigue and to drive operational efficiency without compromising security compliance excellence

Five Below and SCAN

Five Below is a member of SCAN (Suppler Compliance Audit Network). SCAN is an association of companies with global supply chains who collectively develop and manage supply chain security audits standards to reduce the audit fatigue and redundancy by way of confidential risk management platform.

As part of our ongoing Supply Chain Security audit program, factories will periodically need to audit their factories for Supply Chain Security. If the factory is an active SCAN member, we will incorporate the audit timeframe and utilize the SCAN audit. If the factory has an existing audit, Customs Trade will accept the report provided it is less than two years old.

Five Below Document Requirements at Time of Shipment

●	Commercial Invoice

●	Packing List

●	General Certificate of Conformity (GCC)

●	CTPAT 7-Point Inspection Certificate

●	Certificate of Origin

Depending upon the type of item:

●	LACEY

●	CITES

●	TSCA

●	IPR

Carton and Item Markings and Labeling

Manufacturers must place permanent distinguishing marks (tracking labels) on any consumer product primarily intended for children 12 years and younger, made on or after August 14, 2009. The marks must appear on the product itself, and its packaging, to the extent practicable.

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Customs Country of Origin Requirements

The purpose of Country of Origin markings:

Section 304 of the Tariff Act of 1930 as amended (19 U.S.C.1304) requires most imports to bear labels informing the ultimate purchaser of their country of origin.

The country of origin marking on an item has an impact on consumers’ quality perceptions, affects the product’s admissibility, the rate of duty applied at time of import, its entitlement to special duty or trade preference programs, antidumping and government procurement.

Required marking characteristics:

1.	Must be indicated in English and spelled out in full text. No abbreviation or short form version will be accepted.

2.	Acceptable in the form of stickers, labels, tag, paint, or etching. The marking must be applied to a surface that ensures that the marking is conspicuous, legible and sufficiently permanent.

E. CTPAT Minimum Security Criteria

Corporate Security

Security Vision and Responsibility

●	Business partners should have a signed statement of support from a senior company official that is displayed throughout the company

●	The Business partner should form a cross-functional team from various disciplines within the organization to participate in the supply chain security process

●	There must be an internal audit process in place to ensure that the supply chain security policies and procedures are being adhered to

●	The Business partner must designate a supply chain security point of contact

Risk Assessment

●	An overall risk assessment must be conducted to identify and mitigate security vulnerabilities

●	Risk assessments must be reviewed at minimum on an annual basis

●	There should be a Crisis Management Plan in place, including business continuity, security recovery plans and business resumption

Business Partners

●	A written risk-based process must be in place for screening new business partners and monitoring existing partners. Financial soundness must be checked to ensure there is no involvement in money laundering or the funding of terrorist organizations

●	There must be written screening processes that include indicators to identify shipments or customers that might not be legitimate

●	Certification statuses of business partners, in a sponsored supply chain security program (such as AEO), must be monitored

●	A method must be in place to ensure that business partners have security measures in place that meet or exceed the minimum security criteria

●	Self-assessment questionnaires should be updated periodically

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Cybersecurity

●	Written cybersecurity policies and procedures must be in place.

●	Security software and firewalls must be in place to protect IT systems, including provisions for data breaches and unforeseen events that can lead to data loss

●	The facility must regularly test the security of the IT system infrastructure

●	There must be a documented system in place to identify unauthorized access of IT systems, abuse of IT systems or tampering/altering of business data by employees or contractors.

●	Cybersecurity policies and procedures must be reviewed and updated annually or more frequently as risk or circumstances dictate

●	Access to IT systems must be restricted by job function and responsibilities

●	Individually assigned user accounts must be issued to all employees who access any IT related systems or programs

Transportation Security

Conveyance and Instruments of International Traffic (ITT) Security

●	Conveyances and instruments of International Traffic (ITT) must be stored, at all times, in a secure area to prevent unauthorized access

●	Security and agricultural inspections must be conducted on all shipping conveyances prior to loading

Container Inspection

All factory-loaded containers selected to transport Five Below cargo must be inspected according to the standards outlined by Five Below and by U.S. Customs and Border Protection (CBP).

The container inspection must be conducted prior to loading cargo for Five Below, and documented using an inspection checklist, including all locking mechanisms are in good working order and will detect any signs of tampering, conducted in a controlled area. Each form must be uploaded to the booking portal at time of shipment and accompany the commercial documents.

●	Front wall

●	Left side

●	Right side

●	Floor

●	Ceiling/Roof

●	Inside/outside doors

●	Outside/Undercarriage

●	If pest contamination is discovered during inspection, washing/vacuuming must occur to remove such contamination

●	Managers should conduct re-inspection based on risk to ensure effectiveness

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7-Point Container Inspection

5. Front Wall
3. Right Side
6. Ceiling/ Roof
4. Left Side
7
Point
7. Floor (Inside)
1. Outside/ Undercarriage
2. Inside/Outside Doors

Printed name of person who conducted security inspection upon arrival: ______________________ Signature: ______________

Inspection was completed: Date: ______________ Time: ______________

Printed name of person who conducted follow up security inspection: ______________________ Signature: ______________

Seal number(s) that was on container when it arrived at this facility: ______________________________

Seal number(s) that was on container when it departed this facility: ______________________________

Printed name of person who affixed seal(s): ______________________ Signature: ______________

Printed name of person who verified physical integrity of seal(s): ______________________ Signature: ______________

Figure 1

Container Sales

Seal Controls

●	Management of seal controls must be restricted to authorized personnel

●	Seals must be securely stored in a secure area

●	A seal log of inventory, distribution, recording of new, and tracking must be maintained

●	Issuance of seals must be recorded in the log

●	Only trained, authorized personnel may affix seals to ITT

●	A driver must immediately notify applicable staff when a seal is broken

Placement

All containers loaded with Five Below cargo must be secured with an ISO-17712 high security seal immediately after loading. The seal must meet or exceed the current PAS/ISO 17712 standards. It must be a bolt seal or a cable seal (see Figure 2). FIVE BELOW will not accept any other type or lower rated seal to be placed on its shipments.

Figure 2

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The seals must be placed on the right door of the container on the hasp that has the welded rivet. Once placed, the integrity of the seal must be tested by utilizing the V.V.T.T method.

The integrity of each of the affixed high security seals must be verified by implementing the following steps: (Figure 3)

●	View the seal

●	Verify the seal

●	Tug on the seal

●	Tug & Twist the seal

Figure 3

Procedural Security

●	Measures must be in place to prevent unauthorized address when cargo is staged overnight or extended periods of time

●	Cargo staging areas and the immediate surrounding areas must be inspected on a regular basis to ensure these areas remain free of visible pest contamination

●	The stuffing of cargo into containers/ITT should be supervised by a security officer or other designated person

●	Photos should be taken during the loading and sealing process to document the seal number and seal location

●	Procedures must be in place to ensure that all information used in the clearing of merchandise/cargo is legible, complete, accurate, protected against the exchange, loss, or introduction of erroneous information and reported on time

●	All shipping documents should be stored in a secure location to prevent unauthorized use

●	The Bill of Lading information provided to the customs administration must include the first foreign location where the carrier takes possession of the cargo

●	Shipping personnel who are responsible for reviewing import/export shipping data must be trained to recognize or identify suspicious cargo shipments

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Agricultural Security

●	Written procedures must be in place that are designed to prevent pest contamination to include compliance with Wood Packaging Materials (WPM) regulations

People & Physical Security

Physical Security

●	Cargo handling and storage facilities, including trailer yards and offices, must be secured by physical barriers and/or deterrents that prevent access

●	Gates where vehicles and/or personnel enter or exit (as well as other points of egress) must be manned or monitored

●	Private passenger vehicles must be prohibited from parking in or adjacent to cargo handling and storage areas

●	Adequate lighting must be provided inside and outside the facility, including entrances, exits, cargo handling and storages areas, fence lines, and parking areas

●	Security technology should be used to monitor premises and prevent unauthorized access to sensitive areas

●	There must be written policies and procedures governing the use, maintenance, and protection of security technology for the access control, alarms, and video surveillance systems

●	A licensed/certified resource should be contracted to design and install the security technology systems

●	The security technology infrastructure must be physically secured from unauthorized access

●	Security technology systems should be configured with an alternative power source that will allow the systems to continue to operate in the event of an unexpected loss of direct power.

●	A CCTY system should be in place

●	The CCTV system should cover the premises and all sensitive areas to deter unauthorized access

●	Alarms should be used to alert the company to unauthorized access into sensitive areas

●	Cameras must be positioned to cover key areas of the import/export process

●	Cameras should have an alarm/notification feature, which would signal a ‘failure to operate/record’ condition

●	Periodic, random reviews of the camera footage must bey conducted by management, security, or other designated personnel, to verify that cargo security procedures are being properly followed

●	CCTV recordings of key import/export processes should be maintained for a minimum of 14 days after the shipment being monitored has arrived at the point of destination (where the container is first opened after clearing customs)

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Physical Access Controls

●	There must be written procedures governing how identification badges and access devices are granted, changed, and removed

●	All visitors, vendors, and service providers must be required to present photo identification upon arrival. Also, there must be a registration log maintained that records the details of the visit

●	Drivers delivering / receiving cargo must be required to present photo identification to the facility prior to delivering / receiving cargo to verify their identity

o	The carrier must notify the facility of the estimated time of arrival for the scheduled pick up, the name of the driver, and truck number

●	Cargo truck pickup and deliveries must be made by appointment

●	Arriving packages and mail should be periodically screened for contraband before being admitted

●	Work requirements for security guards must be contained in written policies and procedures

●	Application information, such as employee history and references, must be verified prior to employment, to the extent possible and allowed under the law

●	Criminal history checks should be conducted as part of the employee background screening

Education, Training, and Awareness

●	The company must establish and maintain a security and awareness training program to foster awareness of the security vulnerabilities to facilities, conveyances, and cargo at each point in the supply chain

●	Drivers and other employees that conduct security and agricultural inspections of empty conveyances and instruments of international traffic (ITT) (containers), must be trained to inspect their conveyances/ITT for both security and agricultural purposes

●	Drivers must be trained on situational reporting – the procedures to follow if something is found during a conveyance inspection or if a security incident takes place while in transit

●	The company should have measures in place to verify that the employees understand the training such as through quizzes, a simulation exercise/drill, or, regular audits of procedures

●	Training must be provided that encompasses pest preventing measures, regulatory requirements applicable to wood packaging materials (WPM), and the identification of infested wood

●	Personnel must be trained on the company’s cybersecurity policies and procedures. This must include the need for employees to protect passwords / passphrases and compute access

●	Personnel operating and managing security technology systems must be trained in their operation and maintenance

Training that covers reporting security incidents, suspicious activities, and escalation procedures must be provided.

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F. Compliance with Applicable Laws

Vendor agrees to comply fully with all Applicable Laws as required by Five Below’s then current Purchase Order Terms and Conditions, including as follows (without limitation):

Consumer Product Safety Improvement Act (CPSIA)

Visit the Consumer Product Safety Commission’s website at www.cpsc.gov for the latest rules and regulations regarding cadmium, lead in paint and substrate, phthalates and phthalate substitutes, ASTM 963, toxicity testing and any other required tests.

*ALL GOODS MUST PASS ALL CURRENT CPSC, ASTM, FDA, FTC, UL, AND OTHER APPLICABLE REQUIREMENTS AND MUST BE 50- STATE COMPLIANT AS TO PRODUCT AND PACKAGING CONTENT AND LABELING*

Below is a listing of certain requirements, but is not intended to supply Vendor with a listing of all applicable requirements with which Vendor must comply.

Regulation / Standard	Venue	Limits	Comments	Five Below Requirements
CPSIA - lead in substrate	US	100 ppm substrate	Effective date does not apply to product on shelves as of that date, but for all items manufactured after that date.	Five Below requires compliance to 100 ppm prior to the effective date of August 14, 2011
CPSIA – Lead in surface coating	US	90 ppm	All the products that the lead in surface coating shall be less than 90 ppm.
CPSIA – Phthalates in Children’s Toys and Children’s Care Articles	US	0.1 percent	Applies to goods produced after April 25, 2018.
Illinois - lead Children (12 years and younger)	State of Illinois	40 ppm substrate	Products whose lead limits exceed 40 ppm may be sold but must include a label. The language for this label was amended August 26, 2011	Five Below does not allow labeling and requires compliance within 40 ppm.
Illinois - Cadmium Children (12 years and younger)	State of Illinois	75 ppm	Law limits any part or surface coating or accessible substrate	Five Below requires 75 ppm

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CHILDREN’S JEWELRY:

Regulation / Standard	Summary	Comments
ASTM F 2923 Children’s Jewelry Standard on cadmium content	The extracted cadmium must be less than 200 ppm for metal component if it is a federal small part. If it is not a small part, and be tested by saline extraction procedure shall not exceed 18 ug. The extracted cadmium shall not exceed 75 ppm for plastic components.	Children’s jewelry includes the following items: Anklet, arm cuff, bracelet, brooch, chain, crown or tiara, cuff link, hair accessory with significant deco elements, earrings or ear cuffs, necklace, pins, ring, body piercing jewelry, charm beads and pendant, etc.
ASTM F 2923 Children’s Jewelry Standard on total lead content of substrate	The total lead content in metal components (plated or none plated), plastic components or any other materials should not exceed 100 ppm.
ASTM F 2923 Children’s Jewelry Standard on total lead content of surface coatings.	The total lead content in surface coating shall not exceed 90 ppm.
ASTM F 2923 Children’s Jewelry Standard on nickel release	The nickel release must be less than 0.2 ug/square centimeter/week for body pierced parts, and 0.5 ug/square centimeter/week for direct and prolonged skin contact parts.
ASTM F 2923 Children’s Jewelry Standard on magnets

Children’s jewelry shall not contain loose AS RECEIVED hazardous magnet or hazardous magnetic components. It shall not become hazardous magnet or have hazardous magnetic components after use and reasonable foreseeable abuse test.

ASTM F 2923-20 Specification for Phthalates in Plasticized Components of Children’s Jewelry	Phthalates content in plasticized components of children’s jewelry not to exceed 0.1% each for BBP, DBP, DEHP, DHEXP, DINP, DCHP, DIBP, and DPENP.

ADULT JEWELRY:

Citation / Requirements	Summary	Comments
ASTM F 2999-13 Adult Jewelry Safety Standard /CPSC-CH-E 1001-08, 1002 – 08, 1003-09; EPA 3050B; EPA 3051A EPA 3052; ASTM F2853- 10	Total cadmium content must be less than 300ppm. If the testing data exceeded this limit, Lab should proceed with extracted cadmium test. The extracted cadmium content shall be less than 200 ppm.	Adult jewelry includes the following items: Anklet, arm cuff, bracelet, brooch, chain, crown or tiara, cuff link, hair accessory with significant deco elements, earrings or ear cuffs, necklace, pins, ring, body piercing jewelry, charm beads and pendant, etc.
ASTM F 2999-13 Adult Jewelry Safety Standard on total lead content of substrate	The total lead content in electroplated metals shall not exceed 6.0%; The lead content on un-plated metals should not exceed 1.5%; The lead content of plastic /rubber / stone / PVC should not exceed 200 ppm; The lead content of any other materials should not exceed 600 ppm.	The total lead content in surface coating shall not exceed 90 ppm.
ASTM F 2999-13 Adult Jewelry Safety Standard on nickel release	The nickel release must be less than 0.2 ug/square centimeter/week for body pierced parts, and 0.5 ug/square centimeter/week for direct and prolonged skin contact parts.	Adult jewelry includes the following items: Anklet, arm cuff, bracelet, brooch, chain, crown or tiara, cuff link, hair accessory with significant deco elements, earrings or ear cuffs, necklace, pins, ring, body piercing jewelry, charm beads and pendant, etc.
ASTM F 2999-13 Adult Jewelry Safety Standard on soluble heavy metal of surface coating	The soluble heavy metal of Adult jewelry shall not exceed the limit as follows: Antimony < 60 ppm; As < 25 ppm; Ba < 1000 ppm; Cd < 75ppm; Cr < 60 ppm; Hg < 60 ppm; Se < 500 ppm
ASTM F 2999 -13 Adult Jewelry Safety Standard on Magnet	Adult jewelry contains loose hazardous magnet that its flux
index greater than 50 and fit into federal small parts
cylinder must contain a warning label with the following
warning statements such as ” WARNING: Contains magnet.
Swallow or inhaled magnets can attract through and
squeeze intestines or other body issue, and cause serious
injury or death. Seek immediate medical attention if
swallowed on inhaled.

19

BOOKING WILL NOT BE GRANTED WITHOUT TEST REPORTS/GCC.

FOR CHILDREN’S PRODUCTS, VENDOR MUST FILL OUT A CHILDREN’S GENERAL CERTIFICATE OF CONFORMITY

*BEDDING AND UPHOLSTERY ITEMS, INCLUDING PLUSH, MUST CONTAIN VALID REGISTRATION NUMBERS AND BE ON FILE WITH DEPARTMENT OF LABOR AND INDUSTRY IN APPLICABLE STATES*

Toxic Substances Control Act (TSCA) – Title VI for Composite Wood Products

Citation / Requirements	Summary		Comments
Environmental Protection Agency (EPA) 40 CFR Part 770	●

Until March 22, 2019, regulated products certified as compliant with the CARB ATCM Phase II emission standards must be labeled as compliant with either the TSCA Title VI or the CARB ATCM Phase II emission standards.

●

Regulated products manufactured in or imported into the United States after March 22, 2019 may not rely on the CARB reciprocity of 40 CFR 770.15(e) and must be certified and labeled as TSCA Title VI compliant by an EPA TSCA Title VI TPC with all of the required accreditations.

	●	After March 22, 2019, CARB-approved TPCs must comply with additional accreditation requirements in order to remain recognized as an EPA TSCA Title VI TPC and to continue certifying products as TSCA Title VI compliant.

20

California Statutes and Regulations Governing Product Content

Below is a listing of certain requirements, but is not intended to supply Vendor with a listing of all applicable requirements with which Vendor must comply.

Statute	Description	Statute or Regulation and Department of Toxic Substances Control Fact Sheet if available
Division 12.2 Products Containing Toxic Metals -- Ch. 5 Consumer Products Containing Mercury §§ 15025- 15029, CA Public Resource Code

15025. For purposes of this article, the following terms have the following meanings: (a) “Mercury-added novelty” means a mercury-added product intended mainly for personal or household enjoyment or adornment. A “mercury-added novelty” includes, but is not limited to, any item intended for use as a practical joke, figurine, adornment, toy, game, card, ornament, yard statue or figure, candle, jewelry, holiday decoration, and item of apparel, including footwear. “Mercury-added novelty” does not include a product that contains no mercury other than in a mercury-added button cell battery.

15027. (a) On and after January 1, 2003, no person shall manufacture, offer for final sale or use, or distribute for promotional purposes in this state, a mercury-added novelty, if the manufacturer, seller, or distributor knows, or has reason to know, that the product contains mercury. A person who manufactures or distributes any mercury-added novelty shall notify each retailer regarding the requirements of this section and how to dispose of the remaining inventory in accordance with Chapter 6.5 (commencing with Section 25100) of Division 20 of the Health and Safety Code.

* Code also regulates Mercury in batteries (see section 15020-15024 CA Public Resource Code)

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=pr c&group=15001- 16000&file=15025-15029
Plastic Products Law, CA Public Resource Code §§ 42355- 42358.5

42357. (a) (1) Except as provided in paragraph (3), a person shall not sell a plastic product in this state that is labeled with the term “compostable,” “home compostable,” or “marine degradable” unless, at the time of sale, the plastic product meets the applicable ASTM standard specification, as specified in paragraph (1) of subdivision (b) of Section 42356 or the Vincotte OK Compost HOME certification, as provided in paragraph (4).

42356. For purposes of this chapter, the following definitions apply:
(a) “ASTM” means the ASTM International.
(b) (1) “ASTM standard specification” means one of the following:
(A) The ASTM Standard Specification for Compostable Plastics D6400, as published in September 2004, except as provided in subdivision (c) of Section 42356.1.
(B) The ASTM Standard Specification for Non-Floating Biodegradable Plastics in the Marine Environment
D7081, as published in August 2005, except as provided in subdivision (c) of Section 42356.1.
(C) The ASTM Standard Specification for Biodegradable Plastics Used as Coatings on Paper and Other
Compostable Substrates D6868, as published in August 2003, except as specified in subdivision (c) of Section 42356.1.

(h) “Vincotte certification” means a certification of a European norm (EN) standard adopted by the Belgian-
accredited inspection and certification organization Vincotte.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=pr c&group=42001- 43000&file=42355-42358.5
Plastic Microbeads Nuisance Prevention Law, CA Public Resource Code §§ 42360- 42366 (AB No. 888) EFFECTIVE JANUARY 1, 2020

42362. On and after January 1, 2020, a person shall not sell or offer for promotional purposes in this state any personal care products containing plastic microbeads that are used to exfoliate or cleanse in a rinse-off product, including, but not limited to, toothpaste.

42363. Section 42362 shall not apply to a person that sells or offers for promotional purposes a personal care product containing plastic microbeads in an amount less than 1 part per million (ppm) by weight.

42361.“Personal care product” means an article intended to be rubbed, poured, sprinkled, or sprayed on, introduced to, or otherwise applied to, the human body or any part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and an article intended for use as a component of that type of article.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=pr c&group=42001- 43000&file=42360-42366

21

Statute	Description	Statute or Regulation and Department of Toxic Substances
Expanded Polystyrene Loosefill Packaging, CA Public Resource Code § 42390

42390. (b) Except as provided in subdivision (c), on and after January 1, 2012, a wholesaler or manufacturer shall not sell or offer for sale in this state expanded polystyrene loosefill packaging material.

(c) Subdivision (b) does not apply to expanded polystyrene loosefill packaging materials that complies with the following requirements:

(1) On and after January 1, 2012, until December 31, 2013, inclusive, it is comprised of at least 60 percent recycled material.

(2) On and after January 1, 2014, until December 31, 2016, inclusive, it is comprised of at least 80 percent recycled material.

(3) On and after January 1, 2017, it is comprised of 100 percent recycled material.

“Recycled material” means feedstock material from any of the following that has been diverted from landfill disposal:

(A) Material derived from a finished polystyrene product that has completed its intended end use and product life cycle.

(B) Material derived from a blemished, flawed, or otherwise unusable finished polystyrene product.

(C) Material derived from manufacturing and fabrication scrap from production of a finished polystyrene product.

Statute: http://www.legin fo.ca.gov/ cgi- bin/displaycode? section=pr c&group=42001- 43000&file=4239 0
California’s Metal- Containing Jewelry Law, Health and Safety Code §§ 25214.1- 25214.4.2

Restricts the materials, lead content, and cadmium content of “jewelry made for, marketed for use by, or marketed to children ages six and younger”

25214.2. (a) A person shall not manufacture, ship, sell, offer for sale, or offer for promotional purposes jewelry for retail sale or promotional purposes in the state, unless the jewelry is made entirely from a class 1, class 2, or class 3 material, or any combination of those materials.

(b) Notwithstanding subdivision (a), a person shall not manufacture, ship, sell, offer for sale, or offer for promotional purposes children’s jewelry for retail sale or promotional purposes in the state, unless the children’s jewelry is made entirely from one or more of the following materials:

(1) A nonmetallic material that is a class 1 material and that does not otherwise violate the requirements of paragraph (4).

(2) A nonmetallic material that is a class 2 material.

(3) A metallic material that is either a class 1 material or contains less than 0.06 percent (600 parts per million) lead by weight.

(4) Glass or crystal decorative components that weigh in total no more than one gram, excluding any glass or crystal decorative component that contains less than 0.02 percent (200 parts per million) lead by weight and has no intentionally added lead.

(5) Printing ink or ceramic glaze that contains less than 0.06 percent (600 parts per million) lead by weight. (6)
Class 3 material that contains less than 0.02 percent (200 parts per million) lead by weight.

(c) Notwithstanding subdivision (a), a person shall not manufacture, ship, sell, offer for sale, or offer for promotional purposes body piercing jewelry for retail sale or promotional purposes in the state, unless the body piercing jewelry is made of one or more of the following materials:
(1) Surgical implant stainless steel. (2)
Surgical implant grade of titanium. (3)
Niobium (Nb).
(4) Solid 14 karat or higher white or yellow nickel-free gold. (5)
Solid platinum.

(6) A dense low-porosity plastic, including, but not limited to, Tygon or Polytetrafluoroethylene (PTFE), if the plastic contains no intentionally added lead.

** see 25214.1 for definitions of classes of materials

Statute:
http://www.leginfo.ca.
gov/ cgi-
bin/displaycode?sectio
n=hs c&group=25001-
26000&file=2521
4.1-
2521
4.4.2

DTSC Fact Sheet:
https://www.dtsc.ca.go
v/Ha
zardousWaste/Jewelry/
uplo ad/Jewelry-Fact-
Sheet.pdf

Toxics in Packaging Prevention Act, CA Health & Safety Code §§ 25214.11- 25214.26	25214.13. (a) Except as provided in Section 25214.14, on and after January 1, 2006, a manufacturer or supplier may not offer for sale or for promotional purposes in this state a package or packaging component that includes a regulated metal, in the package itself, or in a packaging component, if the regulated metal has been intentionally introduced into the package or packaging component during manufacturing or distribution.

(b) Except as provided in Section 25214.14, on and after January 1, 2006, a person may not offer for sale or for promotional purposes in this state a product in a package that includes a regulated metal, in the package itself, or in a packaging component, if the regulated metal has been intentionally introduced into the package or packaging component during manufacturing or distribution.

(c) Except as provided in Section 25214.14, on and after January 1, 2006, a person may not offer for sale or for promotional purposes in this state a package, packaging component, or product in a package if the sum of the incidental total concentration levels of all regulated metals present in a single-component package or in an individual packaging component exceeds 100 parts per million by weight.

Note: 25214.14. includes exemptions to this law

Statute:
http://www.leginfo.ca.gov
/cgi-
bin/displaycode?section=h
sc&gr oup=25001-
26000&file=25214.11-
25214.26

DTSC Fact Sheet for
Consumer Goods:
https://www.dtsc.ca.gov/T
oxicsI
nPackaging/upload/HWMP
_FS_ Toxics-Packaging.pdf

DTSC Fact Sheet for
Grocers and Retailers

22

Statute	Description	Statute or Regulation and Department of Toxic Substances Control Fact Sheet if available
Lighting Toxics Reduction Law, CA Health and Safety Code §§ 25210.9- 25210.12

25210.9 (b) Except as provided in subdivisions (e), (f), and (g), on and after January 1, 2010, a person shall not sell or offer for sale in this state a general purpose light under any of the following circumstances:

(1) The general purpose light being sold or offered for sale was manufactured on and after January 1, 2010, and contains levels of hazardous substances that would result in the prohibition of that general purpose light being sold or offered for sale in the European Union pursuant to the RoHS Directive.

(2) The manufacturer of the general purpose light sold or being offered for sale fails to provide the documentation to the department required by subdivision (h).

(3) The manufacturer of the general purpose light being sold or offered for sale does not provide the certification required in subdivision (i).

25210.10. (a) For purposes of this article, “general purpose lights” means lamps, bulbs, tubes, or other electric devices that provide functional illumination for indoor residential, indoor commercial, and outdoor use.

(b) General purpose lights do not include any of the following specialty lighting: appliance, black light, bug, colored, infrared, left-hand thread, marine, marine signal service, mine service, plant light, reflector, rough service, shatter resistant, sign service, silver bowl, showcase, three-way, traffic signal, and vibration service or vibration resistant.

(c) General purpose lights do not include lights needed to provide special-needs lighting for individuals with exceptional needs.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=25001- 26000&file=25210.9- 25210.12
Art or Craft Materials, CA Health and Safety Code §§ 108500-108515

108500. For the purposes of this article, an art or craft material shall be presumed to contain an ingredient that is a toxic substance causing chronic illness if the ingredient, whether an intentional ingredient or an impurity, is 1 percent or more by weight of the mixture or product, or if the department determines that the toxic or carcinogenic properties of the art or craft material are such that labeling is necessary for the adequate protection of the public health and safety.

108115. “Department” means the State Department of Health Services.

108110. The term “art or craft material” means any raw or processed material or manufactured product marketed or being represented by the manufacturer, repackager or retailer as being suitable for use in any phase of the creation of any work of visual or graphic art of any medium. These mediums may include, but shall not be limited to, paintings, drawings, prints, sculpture, ceramics, enamels, jewelry, stained glass, plastic sculpture, photographs, and leather and textile goods.

108140. The term “human carcinogen” means any substance listed as a human carcinogen by the International Agency for Research on Cancer.

The term “potential human carcinogen” means one of the following:

(1) Any substance that does not meet the definition of human carcinogen, but for which there exists sufficient evidence of carcinogenicity in animals, as determined by the International Agency for Research on Cancer.

(2) Any chemical shown to be changed by the human body into a human carcinogen.

108145. The term “toxic” shall apply to any substance, other than a radioactive substance, that has the capacity to produce personal injury or illness to man through ingestion, inhalation, or absorption through any body surface.

108150. The term “toxic substance causing chronic illness” means any of the following:

(1) Human carcinogens.

(2) Potential human carcinogens.

(3) Any substance included in the list of hazardous substances prepared by the Director of Industrial

Relations, pursuant to Section 382 of the Labor Code, notwithstanding exemptions made for substances on the list that are used in particular forms, circumstances, or concentrations, if the health hazard presented by the substance is not the subject of label statements required by federal law.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=108001- 109000&file=108500- 108515

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Statute	Description	Statute or Regulation and Department of Toxic Substances Control Fact Sheet if available
Toy Safety CA Health and Safety Code §§108550- 108585

108230. A determination by the department that a toy or other article intended for use by children presents an electrical, mechanical, or thermal hazard shall be made by regulation.

108550. “Toy,” as used in this article, means an article designed and made for the amusement of a child or for his or her use in play.

108555. (a) No person shall manufacture, sell, or exchange, have in his or her possession with intent to sell or exchange, or expose or offer for sale or exchange to any retailer, any toy that is contaminated with any toxic substance or that is any of the following:

(1) Is coated with paints and lacquers containing compounds of lead of which the lead content (calculated as Pb) is in excess of that permitted by federal regulations contained in Part 1303 of Title16 of the Code of Federal Regulations adopted pursuant to the Consumer Product Safety Act (Title 15 (commencing with Section 2051) of the United States Code) and the lead limit as reduced by Congress in Section 101(f) of the Consumer Product Safety Improvement Act of 2008 (Public Law 110-314), or soluble compounds of antimony, arsenic, cadmium, chromium, mercury, selenium, or barium, as identified in the ASTM International Standard F963-08 “Standard Consumer Safety Specification for Toy Safety” (ASTM F963).

(2) Consists in whole or in part of a diseased, contaminated, filthy, putrid, or decomposed substance.

(3) Has been produced, prepared, packed, shipped, or held under unsanitary or other conditions whereby it may have become contaminated with filth or hazardous materials or otherwise rendered injurious to health.

(4) Is stuffed, padded, or lined with materials that are toxic or that would otherwise be hazardous if ingested, inhaled, or contacted.

(5) Is a stuffed, padded, or lined toy that is not securely wrapped or packaged.

(b) The department and local health officers shall enforce this article.

108560. (a) All toys offered for sale or exchange, shall contain a label with the name and place of business of the manufacturer, distributor, or importer in the United States.

(b) It is unlawful to fail to provide any information required by this section upon the request of the department.

108585. (a) No person shall knowingly manufacture, sell, or offer for sale any toy that is designed to depict torture or resemble an instrument specifically designed for torture, or that specifically resembles a bomb or grenade.

(b) This section shall not apply to any model of an aircraft, ship, motor vehicle, railroad engine, car, or rocketship or other spacecraft, or to any part of the model.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=108001- 109000&file=108550- 108585
Phthalates in Products for Young Children, CA Health and Safety Code §§ 108935-108939

108937. (a) Commencing January 1, 2009, no person or entity shall manufacture, sell, or distribute in commerce any toy or child care article that contains di-(2-ethylhexyl) phthalate (DEHP), dibutyl phthalate (DBP), or benzyl butyl phthalate (BBP), in concentrations exceeding 0.1 percent.

(b) Commencing January 1, 2009, no person or entity shall manufacture, sell, or distribute in commerce any toy or child care article intended for use by a child under three years of age if that product can be placed in the child’s mouth and contains diisononyl phthalate (DINP), diisodecyl phthalate (DIDP), or di-n-octylphthalate (DnOP), in concentrations exceeding 0.1 percent.

108935. For the purposes of this chapter, the following terms have the following meanings:

(a) “Toy” means all products designed or intended by the manufacturer to be used by children when they play.

(b) “Child care article” means all products designed or intended by the manufacturer to facilitate sleep, relaxation, or the feeding of children, or to help children with sucking or teething.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=108001- 109000&file=108935- 108939

24

Statute	Description	Statute or Regulation and Department of Toxic Substances Control Fact Sheet if available
Bisphenol A, CA Health & Safety Code §§ 108940- 41

108940. (a) “no person shall manufacture, sell, or distribute in commerce any bottle or cup that contains bisphenol A, at a detectable level above 0.1 parts per billion (ppb), if the bottle or cup is designed or intended to be filled with any liquid, food, or beverage intended primarily for consumption from that bottle or cup by children three years of age or younger.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=108001- 109000&file=108940- 108941
Polybrominated Diphenyl Ethers, CA Health & Safety Code §§ 108920-1089323

108922. On and after June 1, 2006, a person may not manufacture, process, or distribute in commerce a product, or a flame-retarded part of a product, containing more than one-tenth of 1 percent of pentaBDE or octaBDE, except for products containing small quantities of PBDEs that are produced or used for scientific research on the health or environmental effects of PBDEs.

108920. Chemicals known as brominated flame retardants (BFRs) are widely used in California. To meet stringent fire standards, manufacturers add BFRs to a multitude of products, including plastic housing of electronics and computers, circuit boards, and the foam and textiles used in furniture.

Statute: http://www.leginfo.ca.gov/ cgi- bin/displaycode?section=hs c&group=108001- 109000&file=108920- 108923
Consumer Product Regulations, 17 CA Code of Regulations §§ 94500-94555

Regulates content of volatile organic compounds and other chemicals and prohibits use of certain chemicals in certain consumer products.

Requires that label of covered products contain date code and imposes other administrative obligations.

Regulations: http://www.arb.ca.gov/con sprod/regs/regs. htm

Tracking Labels on Product and Packaging

Manufacturers must place permanent distinguishing marks (tracking label) on any consumer product primarily intended for children 12 and younger made on or after August 14, 2009. The permanent marks must enable consumers to ascertain basic information, including the manufacturer or private labeler, location, the date of manufacture, and more detailed information on the manufacturing process such as a batch or run number. The permanent distinguishing marks must appear on the product itself and its packaging to the extent practicable. Learn more about the tracking label requirement at http://www.cpsc.gov/en/Business--Manufacturing/Business- Education/tracking-label/

For Goods not subject to the CPSIA tracking label requirement above, but are either ‘exclusively for 1616 Holdings ’ or ‘distributed by 1616 Holdings’, Five Below requires a tracking number on the customer packaging as well as the product itself. Contact Five Below at QA-Compliance@FiveBelow.com for further details.

Fair Packaging and Label Act Section 500.5

a)	Five Below Private Label Products: All Product packaging for Five Below private label products must contain (as directed by Five Below) ’Manufactured for 1616 Holdings, Inc.’ or ’Distributed by 1616 Holdings, Inc.” Unless required by Applicable Law, only the city and state of 1616 Holdings, Inc. shall be listed. The city and state is ‘Philadelphia, Pennsylvania’. If a full street address is required by Applicable Law, the address is ’701 Market Street Suite 200, Philadelphia PA 19106’. For Five Below’s private brand products subject to the Textile, Wool and Fur Act, vendor may use Five Below’s Registered Identification Number (RN) 163199.

b)	Non-Private Label Products: All Product packaging shall be labelled as required by Applicable Law and shall not identify Five Below or any of its affiliates.

c)	Vendor Information: Vendor/Manufacturer’s name, and the Vendor/Manufacturer’s Place of Business will only be included on packaging if specifically directed by Five Below, or otherwise required by Applicable Law.

d)	If packaging contains more than one unit, the quantity must be listed on the package.

If the Vendor has been issued an RN (Registered Identification Number) by the Federal Trade Commission (FTC), Vendor may, in lieu of listing their full business name, use their RN on labels of products covered by the Textile, Wool, and Fur Acts.

25

Private Brand Packaging Review and Approval

Packaging for Goods that are private labeled for Five Below (“Exclusively for 1616 Holdings”, “Distributed by 1616 Holdings”, or “Manufactured by 1616 Holdings”) must be reviewed and approved by Five Below QA-Compliance department prior to production. Email dylines to QA-Compliance@FiveBelow.com for approval.

California Proposition 65 Labeling

Unless otherwise agreed in writing, Vendor is required to label any Goods that require a Proposition 65 warning with a warning, the content of which satisfies the requirements of California Code of Regulations Title 27, Division 4, Article 6 for consumer product warnings and has been placed on the Goods (either on the product or the product labeling) in a manner that complies with the requirements of Article 6.

Five Below’s policy with regard to Prop 65 is as follows:

1.	Five Below prefers to sell products that are compliant with Prop 65 (i.e., that either do not contain any chemicals on the Prop 65 List, or contain such chemicals but within permissible safety levels) and thus do not require Prop 65 Warnings. Five Below, in its sole discretion, will consider exceptions to this policy on a case-by-case basis.

2.	All exceptions must be approved, in advance, by the Quality Assurance team. Five Below may request proof of product testing to confirm the Prop 65 Warning is warranted and appropriate.

3.	Although the law permits Prop 65 Warnings to be provided on in-store signage or on SKU packaging, Five Below does not allow vendors the option to provide in-store signage. This means that if a Prop 65 Warning is required, it must appear on the product’s package. If the SKU is offered for sale on Five Below’s e-commerce site, the Prop 65 Warning must be on the product display page and use the same content as the on-product warning.

4.	If a Prop 65 Warning is warranted and approved, and there is sufficient space on the packaging, Five Below prefers the ‘long-form’ warning which includes the name of the chemical(s), along with the associated health risk(s). “Short-form” Prop 65 Warnings may be used on packaging where the longer warning will not fit.

Five Below will not double-slot products in our distribution centers (meaning one SKU number for product with the Prop 65 Warning and another SKU number for product without the Prop 65 Warning).

THE STATE OF CALIFORNIA HAS MODIFIED LANGUAGE REQUIREMENTS FOR PROPOSITION 65 WARNINGS FOR GOODS PRODUCED AFTER AUGUST 30, 2018. ANY GOODS PRODUCED AFTER AUGUST 30, 2018 THAT REQUIRE A PROPOSITION 65 WARNING ARE REQUIRED TO MEET THE NEW REQUIREMENT OUTLINED BY OEHHA.

Vendors must review the Proposition 65 chemical list (https://oehha.ca.gov/proposition-65/proposition-65-list ) to determine whether SKUs they produce meet contain chemicals above the safe harbor limits. When submitting new items to Five Below, Vendor must indicate whether the item and its packaging meet the safe harbor limits, whether the item or its packaging require a Proposition 65 warning label or if the item cannot be sold in California.

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For any Goods purchased by Five Below that are found at any time to not be Proposition 65 compliant and for which Five Below has not provided written advance approval, Five Below, in addition to any other rights or remedies which it may have at law or in equity, shall have the right to reject, return or dispose of and recover costs at the Vendor’s expense. Further, any such Goods may not be replaced with other Goods, without written authorization from Five Below.

Uniform Label Law for Stuffed Articles

Label laws are enacted and enforced at the state level and each state may have different requirements. In addition to fastening a uniform law label, certain states may require the Vendor/Manufacturer to apply for a license and obtain a registration number. Vendor is responsible for understanding and complying with all laws.

The label must be legible and accessible to the customer at time of purchase. If the label is hidden by packaging, the label must be on the product packaging as well.

The website for International Association of Bedding and Furniture Law Officials (www.IABFLO.org) contains contacts for each State.

Textile Fiber Products Identification Act

To comply with this Federal Trade Commission Act, for textile articles, the Vendor must ensure that the following information is present:

●	Fiber Content

●	Country of Origin

●	Identification of Manufacturer, Importer, or other Dealer

Vendors can use a registered identification number (RN) in place of their company name on the required label. Vendors can apply to the Federal Trade Commission for an RN or to update an existing RN. An RN is not required. See https://www.ftc.gov/tips-advice/business-center/selected-industries/registered-identification-number-frequently-asked for further details.

Care Labeling Rule

The Care Labeling rule requires manufacturers and imports of textile wearing apparel and certain piece goods to attach care labels to advise consumers “what regular care is needed for ordinary use of the product”.

Covered Products:

●	Textile apparel worn to cover or protect the body

○	Exempt: Shoes, gloves, hats

○	Excluded: Handkerchiefs, belts, suspenders and neckties and non-woven garments made for one-time use

●	Piece goods sold for making apparel at home

○	Exempt: trim up to 5” wide

See https://www.ftc.gov/tips-advice/business-center/guidance/clothes-captioning-complying-care-labeling-rule for further details.

27

Safety Data Sheet (SDS)

Chemical-containing products include:

Over-the-counter pet pharmaceutical products, nutritional supplements, personal care products, household products (pesticides, cleaners, air fresheners, etc.) / batteries: including products containing a battery / electronics containing a circuit board or flashing lights / light bulbs: incandescent, neon, and fluorescent / some food products: cooking oil, energy bars, vitamin drinks / products dispensed by aerosol or bag-on-valve method/ personal care and beauty products/hair care products

Vendor is required to review the full list of chemicals and confirm whether Goods require SDS by accessing this website: https://www.dir.ca.gov/title8/339.html.

Below are examples of categories that require SDS; however, this is not intended to be inclusive of every item that could require SDS:

Five Below maintains Safety Data Sheets (SDS) on all chemical compounds used in our locations. These forms allow Five Below to determine whether substances to which employees and customers are exposed are hazardous and, therefore, subject to the hazard communication regulation. These SDSs will also be made available for review in accordance with all applicable OSHA and state regulations.

Vendors must supply Five Below with SDSs that provide information such as health hazards, special chemical and physical characteristics, protective measures, precautions for safe handling, use and storage of each chemical.

SDS’s must comply with all applicable laws.

Vendor must provide SDS for applicable items at the time of Item Set-Up unless the item is in pre-production, in which case, Vendor must provide SDS within thirty days of receipt of Purchase Order. SDS must be provided to Five Below Merchandise Buyer.

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G. Testing Process

The safety of Five Below’s customers and legal compliance from an ethical and business perspective is of critical importance to Five Below. Five Below’ policy is to provide quality products that safely perform their intended functions and meet all applicable legal requirements.

General Testing Guidelines

●	Vendors must use Five Below’s designated test labs. Use of any other third party Lab must be approved, in advance, in writing, by the Five Below QA/QC Director. Email QA-Compliance@fivebelow.com for approval

●	Vendor must test Goods against Five Below’s corporate test protocols before mass production. Vendor must hold test reports for all products sold to Five Below for as long as legally mandated. Vendor must supply, on demand, a valid test report demonstrating compliance with all applicable laws

●	All products supplied to Five Below must comply with all Federal, State, and local laws, rules, ordinances and regulations

●	Vendors are responsible for monitoring timing of testing timelines to ensure that PO’s meet required dates. Testing is NOT an excuse for late deliveries

●	Separate testing is required for products sourced from multiple factories

●	Seasonal products must be tested prior to shipping for each season, regardless of last report date

●	Products made from final production material or final production items AND customer packaging must be tested

●	Standard testing must be dated within the last 12 months. Expired test reports will NOT be accepted

●	Valid dates for specialized testing are below:

○	FCC Test Reports – valid for 5 years after test date

○	Battery Test Reports – valid for 1 year after test date

○	Laser/LED Test Reports – valid for 3 years after test date

○	Microbiological (TRA/USP) – valid for 1 year after test date

●	Test reports for products made for other retailers (for example, the same base product with different embellishments and/or packaging) WILL NOT BE ACCEPTED

●	Five Below reserves the right to require test reports for all Goods

●	Vendor is responsible for all testing fees

●	When product testing is requested or required, Vendor must complete and submit passing product testing to Five Below prior to shipping. Five Below reserves the right to refuse delivery of any shipments, and to cancel Purchase Orders, where passing product testing is not provided. If Vendor cannot provide passing product testing for an accepted shipment, Vendor agrees to a return of such product and/or chargeback, and to assume costs associated with any return of the product such as shipping costs

29

Testing Guidelines

Products with the Five Below Name and/or Brands, including 1616 Holdings

Any product with the Five Below name on the item or packaging (‘distributed by 1616 Holdings, ‘manufactured exclusively for 1616 Holdings’, ‘exclusively for 1616 Holdings’, etc.) must be tested by Five Below’s designated third party lab. This applies to all SKUs, whether Five Below is the importer of record or is sourcing the goods from a U.S. location.

Vendor-Branded Goods in Tech Departments

Five Below requires product testing from our designated 3rd party Lab for all Goods in the Tech departments, regardless of branding, including but not limited to Goods such as audio, power and personal electronics, and device accessories.

Vendor-Branded Goods for which Five Below is Importer of Record

Any product for which Five Below is Importer of Record must be tested by Five Below’s designated third party lab.

Test reports for these products must be received and approved by Five Below QA/QC department NO LATER THAN 5 weeks prior to shipment.

Test reports for products made for other retailers (same base product with different embellishments and/or packaging) WILL NOT BE ACCEPTED.

Submitting Items to Five Below’s Designated Third Party Lab for Testing

●	Vendor must submit to the Lab a final production sample labeled with the proper UPC number, color and description

○	Samples must be final packaged product, representative of merchandise being shipped to Five Below. Ensure all packaging components are submitted (including hang tags and swift tacks)

●	Items must:

○	Be from the same factory

○	Utilize the same base protocol

○	Be composed of the same base material(s)/substrates

○	Be made within the same manufacturing process

●	Vendor must include all relative UPCs and vendor part/style numbers

●	Sample collection must be conducted at one time at the same facility or items must be self-submitted together, as applicable

●	Final packaging must be tested for Toxins in Packaging Clearinghouse (TPCH)and for phthalates, meeting the February 2021 updates to TPCH Model Legislation https://toxicsinpackaging.org/2021-update/

●	Lab is not authorized to add additional style numbers to a report if the items were not received together

●	If a sample fails due to chemical non-compliance (i.e. levels are above either Federal or State mandated limits, vendor MUST NOT ship to Five Below any of the goods produced with non-compliant materials

30

Multiple products may be added to the same report under the following conditions (samples must be received at the same time):

●	Items which have the same UPC (assortment SKUs), regardless of protocols applied

○	Color variance only

■	All colors must be provided to the Lab (1 sample per color)

■	Lab will determine whether additional tests would be required based on different colors.

■	Lab is authorized to request additional samples, if needed.

○	Size variance only

■	One of each size must be provided to the lab

■	Lab will determine whether additional tests would be required based on size

■	Lab is authorized to request additional samples, if needed.

●	All other scenarios require separate test reports. Contact Five Below QA-Compliance with any questions at QA-Compliance@FiveBelow.com

Lab Testing Process—Riskonnect ESG (formerly ICIX)

Five Below has partnered with Riskonnect to manage the test report and shipment inspection request and review process.

Each Vendor, with the exception of Candy and Food Vendors, will be set up with a Riskonnect account. Five Below will pay the cost of the first 5 users on the Vendor’s account. Vendor must contact Riskonnect Customer Service to add or delete users from their account (HelpMe@Riskonnect.com). It can take up to 10 business days to add additional users.

Riskonnect will generate test and shipment inspection requests automatically. Once a request is generated, individuals on Vendor’s account will receive an email notification of a new task.

Vendor is responsible to upload documentation against the appropriate request PRIOR to shipment of Goods. Additional information on navigating Riskonnect and other information will be shared with the Vendor at the time of Riskonnect set up.

Do NOT email Lab reports directly to Five Below.

Five Below Test Review Timelines

Five Below’s QA-Compliance Team will review each test report.

●	Allow at least three business days for Five Below’s QA-Compliance department to process test reports

●	Approval or rejection of test reports and shipment inspections will be provided via Riskonnect. Vendor will receive an email notification once the submitted document has been approved or rejected

Note:

●	Vendor receipt of Five Below QA-Compliance approval is REQUIRED PRIOR to shipment

●	Five Below PO’s are subject to cancellation and/or chargebacks if Vendor does not adhere to test protocols outlined in this document or contributes to testing delays that result in late shipments

●	If Five Below does not have an accepted test report on file for a ‘distributed by 1616 Holdings’ or ‘exclusively for 1616 Holdings’ item, it will NOT be offered for sale

●	Five Below will NOT accept GCC’s (General Certificate of Conformity) in lieu of test reports

31

H. Shipment Inspection

Import Goods that are ‘distributed by 1616 Holdings’, ‘manufactured for 1616 Holdings’, or ‘exclusively for 1616 Holdings’ are subject to Five Below designated third party shipment inspection at factory site.

Five Below’s inspection standard is ANSI/ASQZ 1.4 Single Sample plan, which is adopted by most of the retailers in the United States. Five Below is under no obligation to unpack or inspect Goods before resale thereof. Five Below inspection, testing, payment for or retention of Goods does not (i) constitute an acceptance of Goods not in compliance with the Contract, (ii) affect Five Below’s right to reject or return Goods, or (iii) constitute a waiver by Five Below of any Vendor warranties or any rights or remedies of Five Below under the Contract. In no event will Vendor sell or distribute to third parties any Goods that contain logos, trade names, trademarks or labels of Five Below even if rejected by Five Below as nonconforming.

Five (5) days prior to the completion of 80% of mass production of Goods, vendor must contact one of Five Below’s designated audit partners to schedule the shipment inspection. Below is the matrix of shipment inspection auditors. See Appendix for contact information for each partner.:

	China	India	Vietnam	USA
Shipment Inspection	Intertek TQS	Intertek QIMA	Intertek STC	Intertek
Inline Inspection	Intertek TQS	Intertek QIMA	Intertek STC	-

Vendor is responsible for the cost of shipment inspections and any travel expenses.

Vendor must provide shipment inspection documentation via Riskonnect. Five Below’s QA-Compliance team will review each shipment inspection. Allow three (3) business days for shipment inspection reports to be reviewed. Approval or rejection of shipment inspections will be provided via Riskonnect. Vendor will receive an email notification once the submitted document has been approved or rejected.

If a SKU receives three sequential passing shipment inspections, Five Below, at its own discretion, may authorize suspension of shipment inspections for that SKU for the remainder of the calendar year. Contact QA-Compliance@FiveBelow.com for more information.

Import Goods not distributed by OR exclusively for Five Below but where Five Below is the Importer of Record are subject to random shipment inspections at Five Below’s discretion.

32

I. Appendix A – Five Below’s Designated 3rd Party Audit, Inspection, and Lab Contacts

Five Below Designated Labs & Audit Firms China

Social Audits and SQP Audits	Final Shipment Inspections	Product Testing Labs
TQS (Trustful Quality Services): booking@trustfulservices.com	TQS (Trustful Quality Services): booking@trustfulservices.com	BACL (Bay Area Compliance Labs Corp): China, Hardline & Soft line Emily Gao emily.gao@baclcorp.com Laura Cortes laura.cortes@baclcorp.com
Intertek: Betty Liao Email: betty.liao@intertek.com Office: 86-755-2602 0698

Intertek: Shirley Xia

Email:

shirley.xia@intertek.com
Mobile:  +86- 186 0303 3100
Office:    +86-0755-2602 0614
Address: 1F Bldg. 1,
Yuanzheng Science and
Technology Industrial Park,
No. 4012, Wuhe Ave. North,
Bantian Street, Longgang
District, Shenzhen, China

Intertek: Shenzhen, China, Hardlines Account Manager: Daniel Cheung
Email: daniel.cheung@intertek.com
Direct: +86 755 2602 0308 China /
+852 3500 9405 HK
Mobile: +86 139 2657 6323 China /
+852 9527 1454
HK (WeChat/WhatsApp)

Customer Service: Haley Xie
Email: haley.xie@intertek.com
Direct: +86 755 2602-0115 Intertek Testing
Services Shenzhen: 4F Bldg. 1,
Yuanzheng Science and Technology
Industrial Park, No. 4012, Wuhe
Ave. North, Bantian Street,
Longgang District, Shenzhen, China

Intertek: Guangzhou, China, Softline Account Manager: Linky Li Email: linky.li@intertek.com Direct: +86 20 2820 9323

Intertek: Hong Kong, China, Hardlines & Electrical

Account Manager: Eddie
Wong

(Primary Hardlines)

Email: eddie.wong@intertek.com
Tel: +852 2173 8791
Mobile/WeChat/WhatsApp: +852 9311 2699

Michael Chan (Secondary Hardlines)

Email: michael.chan@intertek.com
Tel: +852 2173 8639

Mobile/WeChat/WhatsApp: +852 9685 0933

33

Account Manager: Betty Tsui (Electrical) Email: betty.tsui@intertek.com
Direct: +86 852 2173 8543 Carter Poon (Secondary Electrical) Email: carter.poon@intertek.com
Direct: +86 852 2173 8558
Intertek: Hong Kong, China, Softline
Account Manager: Brenda Wong
Email: brenda.ps.wong@intertek.com
Direct +852 2173 8358
Mobile +852 9726 1720
Office +852 2173 8888
Intertek Testing Service HK Ltd
6/F Garment Centre, 576 Castle Peak
Rd, Kowloon, Hong Kong.
Intertek: Shanghai, China, Electrical
Account Manager: Apple Cang
(Electrical)
Email: apple.cang@intertek.com
Direct: +86 21 61278227
Intertek China
7/F, Building No.51, 1089 Qinzhou Road
(North), Shanghai, China 200233

34

Five Below Designated Labs & Audit Firms - India

Social Audits and SQP Audits	Final Shipment Inspections	Product Testing Labs
QIMA: Dory Lanenter dory.Lanenter@qima.com	QIMA: Dory Lanenter dory.Lanenter@qima.com	Intertek: Haryana, India, Hardline & Softline Customer Service: Main contact (Hardines): Abhishek Kumar Email: abhishek.1.kumar@intertek.com
Carli Wasiela carli.Wasiela@qima.com	Carli Wasiela carli.Wasiela@qima.com

Direct: 0124 4503527
(Cell # +91 9599781026)

Address: Intertek, Plot No 290 Udyog
Vihar Phase II, Gurugram, Haryana 122016

Customer Service: Secondary (backup) (Hardlines) contact: Akhilesh Sharma
Email: akhilesh.sharma@intertek.com

Intertek: Mini Sharma Email: mini.sharma@intertek.com Office: 91 011 41595460	Intertek: Vikash Bhattacharya Email: vikash.bhattacharya@intertek.com Mobile: 91-8826321465

Intertek: Bangalore, India, Softline

Customer Service: Mr. Sudarvel

Email: sudarvel.s@intetek.com

Direct: +91 9900823806

Address: 17/F, Industrial Suburb, 2nd Stage,

Industrial Area, Yeshwanthpur, Bangalore

560 022, India

Intertek: Tirupur, India, Softline Customer Service: Main Contact: Mr. Muthukumar M Email: muthukumar.mohan@intertek.com

Direct: +91 9790632212

Address: 501, Opp. To LRG College,
Palladam Road, Thennampalayam,
Tirupur-641 604, Tamilnadu, India

Customer Service:

Secondary (backup)
Contact: Mr. Prince PremKumar

Email: princepremkumar.j@intertek.com

Direct: +91 8754012336 Intertek: Gurgaon, India, Softline Customer Service: Main Contact: Mr. Jogesh Kumar Email: jogesh.kumar@intertek.com
Direct: +91 99729 98941 Address: 290 Udyog Vihar, PhaseII, Gurgaon, Haryana 122 015, India

35

Customer Service: Secondary (backup) Contact: Mr. Mukesh Email: mukesh.dulgach@intertek.com
Direct: +91 70426 95099
Intertek: Mumbai, India, Softline Customer Service: Mr. Husain Bootwala Email: husain.bootwala@intertek.com
Direct: +91 7738522456 Address: G3, Ground Floor, Akruti Corporate Park, LBS Marg, Opp: Naval Civilian Housing Colony, Kanjurmarg (West), Mumbai - 400 079, India
Intertek: Chenai, India, Softline Customer Service: Gopi PN Direct: +91 44 66019027 Email: Gopi.PN@intertek.com
Address: No. 607, 608, 6th Floor, Ticel Bio Park - Phase II, CSIR Road, Taramani, Chennai - 600 113.
Bureau Veritas (BV): Bangalore, India, Softline Customer Service: Pradipta Kumar Email: Pradipta.kumar@bureauveritas.com
Mobile: 7760992710 Address: AKR Tech Park Ground Floor, C Block, Survey no 112 Krishna Reddy Ind. Area 7th Mile Hosur Road Bangalore-560068, India
Bureau Veritas (BV): Tirupur, India, Softline Customer Service: Kanagraj N Email: kanagraj.n@bureauveritas.com
Mobile: 9500980570 Address: 79/51, MRD Complex, P.N. Road, Nesavalar Colony, Tirupur- 641602, India
Bureau Veritas (BV): Noida, India, Softline Customer Service: Deepak Prasad Email: deepak.prasad@bureauveritas.com
Mobile: 8448848367 Address: C-19, Sector-7, Noida- 201301, Uttar Pradesh, India
Bureau Veritas (BV): Noida, India, Hardline Customer Service: Sunil Tomar Sunil.Tomar@bureauveritas.com
Mobile: 8448800442| DID: +0091.120 4368299

36

Five Below Designated Labs & Audit Firms – Vietnam

Social Audits and FCAA Audits	Final Shipment Inspections	Product Testing Labs
STC: Franki Lee frankiLee@stc.group Mia Tran miatran@stc.group cc: Norman Aronowitz normanaronowitz@stc.group	STC: Roberto Leung (robertoleung@stc.group) Rita Law (ritalaw@stc.group) cc: Norman Aronowitz (Normanaronowitz@stc.group) Tel: +84 225 366 8188 Fax: +84 225 366 8199	STC: Franki Lee frankiLee@stc.group Mia Tran miatran@stc.group cc: Norman Aronowitz normanaronowitz@stc.group
Intertek: Oanh Pham Email: oanh.pham@intertek.com Office: +84 28 7305 1088 Ext.113 84-8-62971094

Intertek: Ms. Thao

Email: thao.duong@intertek.com
Mobile: +84 907 271 087

Office:  +84 28 7305 1088 – ext 501

Address: Warehouse 2 – 142
Cong Hoa – Ward 4 – Tan Binh
District – HCMC

Mr. Hien (Softline Inspections)
Mobile: +84 93 7878 711

Email: hien.dang@intertek.com

Intertek: Ho Chi Minh City,
Vietnam, Softline

Ms. Silvia: (Softlines)

Email: silvia.febriani@intertek.com
Direct: +84 28 6297 1092

Address: 8th and 9th Floor of Lobby
D, S.O.H.O Building, No. 38 Huynh
Lan Khanh Street, Ward 2, Tan Binh
District, Ho Chi Minh City, Vietnam\

Intertek: Ho Chi Minh City,
Vietnam, Hardline

Mr. Duy (Toys test)

Mobile: +84 96 697 2488

Office: +84-28-62971099

Email: duy.do@intertek.com
Address: Warehouse 2 – 142 Cong
Hoa – Ward 4 – Tan Binh District –
HCMC

Mr. Nam Toys test (Sales)

Mobile: (+84) 937 14 08 14

Office: (+84) 28 7305 1088 – Ext: 508

Email: nam.t.nguyen@intertek.com

Hai Ho (Furniture/Hardlines test)
Mobile: +84 976 014 199

Office: +84 2862816898 – Ext 109

Email: hai.ho@intertek.com

37

Five Below Designated Labs & Audit Firms – United States

Social Audits and FCAA Audits	Final Shipment Inspections	Product Testing Labs
Intertek USA: Carrie A. Cowdrey Email: carrie.cowdrey@intertek.com Mobile: 616-238-3561

Intertek USA: Michael Wong

Email: michael.wong@intertek.com

Direct: (862) 216-6290

Intertek USA: Taisha Aime

Email: taisha.aime@intertek.com

Direct: (973) 941 5534

3 Gateway Center, Suite

1110, Newark, NJ 07102

Intertek: Arlington Heights, IL,

USA

Account Manager: Nancy Munoz

(Hardlines & Softlines)

Email: nancy.munoz@intertek.com

Direct: 1-312-906-7761

Address: 545 E. Algonquin Rd.

Suite F, Arlington Heights, IL 60005

STC: USA, Hardline & Softline Norman Aronowitz (normanaronowitz@stc.group)

38

Five Below Designated Labs in Cambodia
Social Audits and FCAA Audits	Final Shipment Inspections	Final Shipment Inspections
Intertek: Cambodia Savorn Sin - Coordinator Email: savorn.sin@intertek.com Phone: +855 23 885 421

Intertek: Cambodia
(Phnom Penh, Softline)

Ramon Macaraig Jr. (Softlines)
Email: ramon.macaraig@intertek.com

Direct: +855 23 885 295

Mobile: +855 77 555 352

Office: +855 23 885 421 Ext. 333
Address: No. 13 AC. Street 337,
Sangkat Boeung Kak I, Khan Tuol
Kork, Phnom Penh, Cambodia, 12151

STC: Roberto Leung (robertoleung@stc.group) Rita Law (ritalaw@stc.group) Tel: +84 225 366 8188 Fax: +84 225 366 8199 cc: Norman Aronowitz (Normanaronowitz@stc.group)

39

Vendor Agreement

Section 3 of 3: Supply Chain

Revision: August 2023

1

Version Updates

Release Date	Section	Revision
Aug 2023	A	SPS Contact Information
Aug 2023	B	Carton Markings Instruction
Aug 2023	B	Seasonal Icons Updated
Aug 2023	E	Violation Summary
Aug 2023	G	TMS Contact Information
Aug 2023	E	Dispute Contacts
Aug 2023	G	Shipping Packing Instructions/Palletization
Aug 2023	H	Freight Forwarder Contact Information
Aug 2023	I	Direct to Store Delivery Appointments and Receiving Process
Aug 2023	I	Direct to Store Invoicing Contact

2

Contents

A.	EDI (Electronic Data Interchange)	5

B.	Carton Information	6

	Carton Marking Instructions	6

	Carton Dimension Limits	8

	Inner Pack Carton Marking Instructions	8

	Carton Packing	9

	Seasonal Icons	10

C.	Merchandise Invoice Instructions	11

D.	Return Instructions	11

E.	Violation Summary	11

F.	Purchase Order Information	14

	Purchase Order Instructions	14

	Purchase Order Process	14

G.	Domestic Routing Information	15

	Shipment Packing Instructions	16

	Packing List	16

	Palletization	17

	Bill of Lading (BOL)	19

	Routing Guidelines	20

	Prepaid	20

	Collect	21

H.	Import Routing Information	22

	Onboarding Process	22

	Confirmation Process	22

	Chargebacks for Non-Compliance—Confirmation Process	23

	Booking Process	23

	Chargebacks for Non-Compliance—Booking Process	23

	Document Instructions	24

3

	Chargebacks for Non-Compliance—Booking Process	24

	Container Loading Instructions	24

	Full Container Load—FCL	25

	Less than Container Load – LCL	25

	General Routing Information	25

	Import Security Filing	25

	Special Requirements for Air Shipments Containing Lithium Metal and Lithium Ion Batteries	25

	Safety of Life at Sea Act (SOLAS)	26

I.	Direct to Store Shipments	26

	Store Direct Shipment Instructions	26

	Packing List	26

	Labeling	26

	Palletized Store Deliveries	26

	Direct to Store Deliveries via 3rd Party Carriers	27

	Direct to Store Delivery Appointments and Receiving Process	28

	Direct to Store Invoicing Process	28

	Direct to Store Contact Information	28

J.	Vendor Managed Inventory (VMI)	28

	Vendor Managed Inventory Program	28

	Service Level Agreement (SLA)	29

	Agreed Assortment	29

	Clearance/Returns/Expired Goods	29

	Vendor Managed Inventory Invoicing Process	29

	VMI Store Execution Contact Information	29

	Vendor General Conduct Requirements	30

4

A. EDI (Electronic Data Interchange)

Five Below requires all Domestic vendors to trade using EDI communications. All EDI data to or from Five Below is processed through SPS Commerce, a SaaS provider of supply chain solutions. SPS Commerce offers a range of hosted EDI solutions ranging from web browser based to direct integration with back end applications. If the Vendor has in-house EDI capabilities or has already partnered with an eCommerce enablement company, Vendor may certify existing capabilities for Five Below’s EDI program through SPS Commerce.

For more information regarding how to enable EDI capabilities with Five Below, contact SPS Commerce’s Client Services department.

SPS Commerce Client Services
www.SPSCommerce.com

866-245-8100

ClientServices@SPSCommerce.com

Vendors with existing services through SPS Commerce or have questions regarding Five Below’s EDI program, should contact SPS Commerce’s Customer Operations team:

SPS Commerce Customer Operations

www.spscommerce.net – 888-739-3232

support@spscommerce.com - SPS Production Support Center

implementation@spscommerce.com – Web Implementation

editesting@spscommerce.com -EDI Testing/Certification (For Active Testing Projects Only**)

billing@spscommerce.com – SPS Billing

Vendor will be assessed a one-time charge of $600 for the 6 weeks of set up and testing. SPS will notify Five Below once testing is complete. Extension fees of $99 monthly apply if testing is not completed on time and will recur until testing is finished.

If a new EDI system is installed or any major changes are made to Vendor’s existing system, SPS Commerce must be contacted for re-certification of the trading partnership, ensuring that future transmissions continue to meet Five Below’s standards.

Fulfillment Help – Advice and answers from the SPS Commerce Team
http://help.fulfillment.spscommerce.com/

SPS Training Center – Learn about SPS Fulfillment
https://trainingcenter.spscommerce.com/

SPS Support Center

https://supportcenter.spscommerce.com/spscommerce

Required Electronic Documents

SPS Commerce hosts the most current documentation related to Five Below’s EDI program on a Five Below specific portal. SPS will assign a username and password which will allow Vendor to access Five Below’s Trading Partner Specific Documentation:

www.spscommerce.net

5

The following document types are supported by Five Below through SPS Commerce and are required for all EDI enabled vendors unless specifically noted as optional:

●	850 Purchase Order

●	855 Purchase Order Acknowledge

●	856 Advanced Shipment Notice* (ASN) (carton level detail)

●	810 Invoice

●	820 Check Remittance (optional)

*856 Carton Level (UCC 128) ASN required for all domestic freight. Pallet label level ASN may be used for single item pallets. Please email Vendorrelations@fivebelow.com for pallet ASN approval.

B. Carton Information

Carton Marking Instructions

All merchandise is required to be shipped in case pack quantity and must arrive in a sealed, conveyable corrugated carton. Each carton MUST contain the following information, either printed on the corrugate or a printed label.

●	The company name: 1616 Holdings, Inc.

●	PO number

●	UPC

●	Vendor Name

●	Item Number

●	Item Description

●	Quantity included

●	Carton count of total count

●	Weight

●	Cubic Feet

●	Made in Country

●	The Batch/Lot Production number, per Consumer Product Safety Commission, should be visible when applicable

●	Glass/fragile product must have master cases marked with ‘Fragile’ on all 4 sides, with UP Arrows

●	If applicable, please add UP Arrows on all 4 sides if cartons. Cartons must face upwards to prevent product damage or spillage.

6

7

Carton Dimension Limits

All cartons must meet a minimum size and weight of the following, to enable flow of all cartons on conveyance systems:

MINIMUM carton size: 6“L x 4“W x 4“H

MINIMUM carton weight: 5 pounds

Any carton considered conveyable has maximum size and weight of the following:

MAXIMUM carton size: 36“L x 22“W x 24“H

MAXIMUM carton weight: 40 pounds

Any carton dimensions that fall outside of the Carton Dimension Limits must be approved by a member of the Five Below Merchandise Operations team. Requests for approval should be sent to VendorRelations@fivebelow.com. Any unauthorized carton dimensions outside of the Carton Dimensions Limits will be subject to a chargeback.

Inner Pack Carton Marking Instructions

Processing cartons in case pack is preferred, however there may be exceptions that require inner pack cartons. If approved, inner pack cartons MUST be sealed and clearly labeled with the following information:

●	UPC

●	Item Number

●	Item Description

●	Quantity

8

Carton Packing

●	Ship full cases, single items per case. Exceptions include “pack by store” orders, assortments, or pre-pack (PPK)

●	Cartons of the same item (SKU) must be packed using identical packaging dimensions and unit count on each PO and across multiple PO’s

●	Cartons must be packed in accordance with the PO as follows:

○	For items shipping in full cases, the case pack quantity must match the pack quantity listed on the PO

○	For items shipping in master/inner cases, both the master case pack and inner pack quantities must match the pack quantities listed on the PO

○	For Pre-pack items, the configuration quantities of the individual items within the Pre-pack case must match the configuration quantities on the PO

●	Goods must be packed to ensure they arrive in a safe and saleable condition. Damage due to poor or inadequate packaging will result in a chargeback.

●	Both master cartons and inner packs must be of corrugated cardboard (minimum of 2-ply cardboard). The carton must be constructed such that it can be handled, palletized, and conveyed on automated rollers and conveyor systems.

●	Cartons must not be shrink-wrapped in plastic. Exceptions include dumbbell weights or other expressly permitted items such as liquids.

●	No plastic strapping or banding is allowed without approval.

●	Inner Polybags are not acceptable. Exceptions with approval.

●	Ensure cartons are packed efficiently to minimize air and avoid crushing..

●	Cartons must be dimensionally stable.

The corners cannot be crushed and sides, top, and bottom cannot be rounded or bulging.

●	Any tape or glue used in carton construction must be secure and stay intact when the carton is handled and transported on automated conveyors

●	The merchandise in whole or in part cannot protrude from the outside of the carton.

●	Do not use Flo-Pak peanuts for case dunnage

●	Each item of Goods ordered must have a standard UPC with a scannable barcode . We accept 8 digit truncated UPC, 12 digit UPC , 13 digit EAN or 14 digit GTIN.

●	Each item on a purchase order must arrive in a single case pack and pallet configuration. Multiple case pack and/or pallet configuration will not be accepted

9

Seasonal Icons

Master Carton Icons were created to classify Direct Import seasonal merchandise and to easily identify it at DC and store levels. The matching icons, colors and year identify seasonal merchandise by holiday, separating the cartons from everyday goods. Vendors will be informed by the Five Below buyer of products that require the seasonal icons. Any questions regarding seasonal icons please email Vendorrelations@fivebelow.com

Requirements:

●	All 4 sides of carton should have the seasonal icon in the upper right-hand corner with selling year under icon.

●	All carton descriptions and markings should be in the correlating pantone color as advised each year.

●	Seasonal icon measurements should be scaled up or down depending on the carton size.

Carton Marking Reference Guide

10

C. Merchandise Invoice Instructions

Domestic Vendors will submit all merchandise invoices via EDI 810.

Import Vendors will submit all merchandise invoices via the Freight Forwarder.

Any inquiries or technical issues should be emailed to invoices@fivebelow.com

D. Return Instructions

●	Damages observed at point of receipt will be communicated to Vendor upon inspection, and cost of goods will be charged back to Vendor. If damaged goods are requested to be returned, Vendor will assume shipping costs and arrange for pick up.

●	Vendor must respond to Five Below with a Return Authorization Number (RA#) within 48 hours of request.

●	If no routing is specified by Vendor, the goods will ship prepaid by Five Below carrier and will be charged back to Vendor.

●	RTVs must be scheduled in the same manner as deliveries.

●	Bill of Lading must reference a Five Below PO # and Ship-To Vendor name/address.

●	Bill of Lading must be emailed to Receiving before carrier arrives to pick up RTV freight.

○	DC003 Pedricktown, NJ, contact: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA, contact: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX, contact: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ, contact: SCAZ-inbound@fivebelow.com

○	DC007 Indianapolis, IN contact: scin-inbound@fivebelow.com

E. Violation Summary

Five Below’s goal is to establish a solid partnership and working relationship with Vendors who have demonstrated their ability to partner with us in providing our customers with quality product at great prices. The chargeback policy is a financial incentive for our Vendors to become familiar with and closely follow our standards.

The following schedule lists specific issues and fees for each violation. Chargebacks are enforced to recoup cost of business and are not for financial gain. This list is not intended to include every potential chargeback and does not (in any way whatsoever) limit Five Below’s rights and remedies (which are further described in Five Below’s Purchase Order Terms and Conditions in Section 1 Legal).

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There will be a $100 per Purchase Order administrative fee assessed for each incident of non-compliance in addition to the following specific fees listed below:

Area	Violation	Penalty	Measured Unit
Purchasing	Receipt of backorder (shortship)	5% of cost of backorder	Per shipment
	Overage quantity received	5% of cost for overage quantity	Per shipment
	Incorrect item received	3% of cost up to $750	Per Purchase Order
	Lack of, or incorrect, UPC on item •if repack required • if able to correct via system update	$0.50 $750	Unit PO
	Incorrect case pack dimensions during item set up negatively effecting landed cost	$5	Carton
Packing	Incorrect inner pack or master pack	3% of cost up to $750	Per Purchase Order
	Incorrect carton marking	3% of cost up to $750	Per Purchase Order
	Carton dimensions or weight outside parameters	$50	Pallet
	Unapproved plastic banding on cartons or individually shrink wrapped master carton	$5	Carton
	Poor product packaging (improper sealing or closure, under/overpacking, insufficient for handling)	$5	Carton
	Missing or incorrect packing slip (Domestic only).	$300	Per shipment
	Missing or Incomplete Carton or Pallet Label	3% of cost up to $750	Per Purchase Order
	Incorrect Bill of Lading (Domestic only)	$200	Per shipment
Palletization (domestic only)	Incorrect pallet loading	$50	Pallet
	Broken Pallets	$50	Pallet
	Unapproved CHEP pallet	$50	Pallet
	Unapproved floor loaded shipment	$1,500	Trailer
All Inbound Shipments	Shipping to the incorrect DC	$750 per day on lot, plus cost to reroute	Trailer
	Inadequate Delivery Vehicle (lip of trailer must be at least 50 inch off ground). Standard dock plate is 47 inches	$1,500	Trailer
Domestic Shipments	Cartons not grouped by PO, then UPC/item/style number	$50	Per Pallet
	Failure to use slip sheets for multiple items on the same pallet	$50	Per Pallet
	Failure to book a Purchase Order 72 hours prior to delivery date	$150	Per Purchase Order
	Failure to accurately book a purchase order including use of TMS for both FOB and PPD pricing.	3% of cost up to $750	Per Purchase Order
	Appointment not made 48 hours in advance of requested appt Date	$150	Per Appointment
	Missed/Late/Unappointed Appointments w/o communication	3% of cost up to $750	Per Appointment
	Late Shipment (arrive after the cancel date because of late booking)	5% cost of order	Per Purchase Order

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	Accessorials	Examples include: Detention/Overweight/re-weigh fee/ incorrect shipping method based on pallet counts (+/-)	Full cost of added fee
Import Shipments	Vendor not ready by confirmed and agreed upon Date	5% cost of order plus Freight Forwarder charge of $200.	Per Purchase Order
	Vendor ships from a port other than the confirmed and agreed upon port	$150 plus $25/cbm	Per Purchase Order
	Failure to book than 21+ days prior to ship date	Freight Forwarder charge $200	Per Purchase Order
	Missed sailing due to vendor production lateness	5% cost of order plus cost Per Purchase Order to expedite freight
	Documents not uploaded within 3 working days of the sail date or missing information. Freight Forwarder charge.	1-7 days Late $100 8-12 days late $200 13+ days late $250	Per Document, Per Day late + Pass through Fee’s
	Container light load - vendor opted to ship underutilized container versus delivering goods to CFS warehouse for consolidation	$100	Per CBM
	Cartons not grouped by PO, then UPC/item/style number	3% of cost up to $750	Per Purchase Order

**It is Vendor’s responsibility to ensure that all parties in its distribution operation are fully aware and informed of these fees. Five Below’s goal is to have zero chargebacks and move product in a timely and efficient manner. Quantity or Pricing chargebacks will be created when the invoice is processed. There will be 90 days from the chargeback creation to dispute.

Disputes Contacts:

- Shortage and cost variances: Invoices@FiveBelow.com

- Routing Agreement violations disputes

○	DC003 Pedricktown, NJ, contact: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA, contact: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX, contact: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ, contact: SCAZ-inbound@fivebelow.com

○	DC007 Indianapolis, IN contact: scin-inbound@fivebelow.com

-Unresolved disputes & questions: VendorRelations@FiveBelow.com

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F. Purchase Order Information

Purchase Order Instructions

●	Five Below’s commitment to purchase Goods arises only upon Five Below’s issuance of a Purchase Order. Any forecasts, commitments, projections, representation about quantities to be purchased or other estimates provided to Vendor are for planning purposes only and shall not be binding on Five Below and Five Below shall not be liable for any amounts incurred by Vendor in reliance on such estimates

●	All orders must be supported by a Five Below Purchase Order Number

●	F.O.B. Point includes the shipping point of origin

●	Substitution for out-of-stock items without written approval by Five Below is prohibited

●	Partial shipments are not permitted. It is expected that all orders ship “on-time” and are “in full.” Back orders are not permitted without written approval from Five Below

●	Five Below may also issue pre-split orders written to a specific DC location, for specific regional needs. These Pre-split orders will be a 7 digit PO# and will not contain the DC suffix.

●	No orders are given by Buyer verbally or in writing except by an official Purchase Order

Vendor cannot change item quantity or case pack quantity after the purchase order has been issued. In addition, this item quantity or case pack quantity must remain the same for all future shipments unless a change is approved by Five Below. Vendor must email buyer to receive advance approval.

Purchase Order Process

For purchase orders to be received at Five Below, you will receive orders written to any of our distribution facilities/shipcenter:

0003 – Pedricktown, NJ

0004 – Forsyth, GA

0005 – Conroe, TX

0006 – Buckeye AZ

0007 – Indianapolis, IN

00010 – Overseas Consolidation Facility

00011 – Domestic Bulk Orders

00012 – Domestic Bulk Orders

Domestic Vendors will receive a Master PO written to DC11 or DC12, which is a non-shipping location. Approximately 45 days before the ship date, you will receive new Child POs to DCs 3, 4, 5, 6 and 7. (POs written inside the 45-day window will be split as soon as possible after the initial PO) These Child POs will include the specific quantity to ship for each distribution facility/ship center. This is to accommodate our growing distribution network and ensure we have inventory in the correct region to support retail demand. You will ship and invoice against the Child POs which will be designated with a 003, 004, 005, 006, 007 at the end. It is preferred (but not required at this time) that the cartons be marked with the 003, 004 005, 006 or 007 suffix.

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Import Vendors will work through APLL or Maersk. Import Routing information found in section H. Import vendors will receive a Master PO written to DC10, which is a non-shipping location. Approximately 45 days before the ship date, you will receive new Child POs to DCs 3, 4, 5, 6, 7. (POs written inside the 45-day window will be split as soon as possible after the initial PO). These Child POs will include the specific quantity to ship for each building. This is to accommodate our growing distribution network and ensure we have inventory in the correct region to support retail demand. You will ship and invoice against the Child POs which will be designated with a 003, 004, 005, 006 or 007 at the end. It is preferred (but not required at this time) that the cartons be marked with the 003, 004, 005, 006 or 007suffix.

If you have not received your child POs within the appropriate time, please follow-up with your buyer.

G. Domestic Routing Information

●	ALL purchase orders are to be shipped to ARRIVE at the distribution centers between the EARLIEST “Ship” and “Anticipate/Cancel” dates.

○	All Beauty / Cosmetic Pack “By Store” purchase orders are to be shipped to arrive at the distribution centers between the “Ship” and “Cancel” dates.

●	All appointments for Full Truck Loads (FTL) must be scheduled at least 48 hours in advance of the delivery date / appointment and Less Than Truckloads (LTL) 24 hours in advance of delivery date.

●	Appointments will only be scheduled between the “EARLIEST Ship” and “Anticipate/Cancel” date. No appointments will be scheduled outside of this window without written approval of Five Below.

●	Prior to making an appointment, packing lists must be scanned to the appropriate email address(es) listed below.

●	Appointments can be made using the TMS Manhattan portal.

TMS Contacts:

●	TMSsupport@fivebelow.com -New or existing vendors that haven’t received TMS login information.

●	Inboundfreightteam6@fivebelow.com -Domestic collect vendors with questions about their bookings/RTSs.

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Below is an example of a Five Below Purchase Order

Purchase Order

850

PO DATE:	2023-01-05
001 - CANCEL AFTER:	2023-02-08
002 - DELIVERY REQUESTED:	2023-02-08
010 - REQUESTED SHIP:	2023-01-15
VENDOR:	DEPARTMENT: 055

ORDER #:
CUSTOMER ORDER #:
RELEASE #:
PO TYPE: Blanket Original
CONTRACT NUMBER:
PURCHASING CONTACT:
CURRENCY:

VN - VENDOR:

BT - BILL TO:
1616 Holdings Inc.
Suite 200
701 Market Street
Philadelphia, PA 19106 US

FREIGHT TERMS: Defined by Buyer and Seller OR FOB US Prepaid							PREFERRED CARRIER:
TERMS TYPE 01	TERMS BASIS: 3	TERMS DISC %:	DISC. DUE DATE:	DISC. DAYS:	NET DUE DATE:	NET DAYS:	DESCRIPTION:

LINE	SKU	VENDOR PN	UPC/GTIN	DESCRIPTION LINE ITEM COMMENTS	UNIT COST/ RETAIL PRICE	QTY	QTY LEFT TO RECEIVE	UOM	ITEM TOTAL
001				Item Detail: Product Size: NONE Product Color: NONE Qty per Pack: Qty per Case:				Each	
1	# of Line Items				Merchandise Total				

ALLOWANCE AND CHARGES INFORMATION:

TYPE	SERVICE TYPE	PERCENT	RATE	QTY	UOM	DESCRIPTION	AMOUNT

By accepting this Purchase Order, Vendor expressly agrees to the Company's Purchase Order Terms and Conditions as well as all requirements and other terms of the Company's Vendor Routing, Packaging and Vendor Compliance Agreement ("Vendor Agreement") in effect currently and as modified from time to time by the Company. The Vendor Agreement and Purchase Order Terms and Conditions can be accessed via BizLibrary with the Bamboo Rose training materials. If you do not have access to BizLibrary, please request the documents via email to vendorrelations@fivebelow.com.

●	In above example, the Five Below distribution center will assign delivery orders for this appointment between Jan 15 (Earliest Ship Date) and Feb 8 (Anticipate/Cancel Date).

●	Vendors or vendor carrier are responsible for requesting an appointment, Via FB TMS, 24 hours (LTL) or 48 hours (TL) prior to their requested delivery date.

●	The Five Below Distribution Center will appoint this order within delivery window, based on appointment availability (assuming the appointment request is made within the above appointment guidelines)

●	In all cases appointments should be requested at least 72 hours prior to the Anticipate/Cancel date to ensure the Five Below distribution center has available appointments.

Shipment Packing Instructions

Packing List

●	A packing list is to be EMAILED and included with delivery to the respective distribution center at the time of shipment.

○	DC003 Pedricktown, NJ: PTinbound@FiveBelow.com

○	DC004 Forsyth, GA: ForsythInbound@FiveBelow.com

○	DC005 Conroe, TX: ConroeAppointments@fivebelow.com

○	DC006 Buckeye, AZ,: SCAZ-inbound@fivebelow.com

○	DC007 Indianapolis, IN: scin-inbound@fivebelow.com

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●	Include in the subject line of the email:

○	Purchase Order Number

○	Vendor Name

○	Bill of Lading/PRO Number (for PO’s with multiple loads)

●	The following must be included on the packing list:

○	The Five Below Purchase Order #

○	Vendor name and address

○	The number of cartons and total quantity of each item shipped

○	Five Below Item#, Item description, UPC#

○	Case pack quantity

●	A physical packing list must also be included with each shipment. The lead carton must have a packing list attached to it that is clearly visible on the outside of the lead pallet; also include the packing list IN the lead carton. If a shipment is spread over multiple trailers, there must be a packing list for each trailer that corresponds with the product on that trailer. A single packing list reflecting product on multiple trailers will not be accepted.

Palletization

●	Use 40” by 48” wooden pallets (do not use pallets with plastic feet)

●	Pallets must be 4-way entry style pallets.

●	No Block Pallets

●	Five Below does not participate in the CHEP pallet recycling program. If you have any questions, please contact vendorrelations@fivebelow.com

●	Pallet exceptions must be reviewed by vendorrelations@fivebelow.com

●	The top and bottom boards must maintain a minimum thickness of 5/8 of an inch. All stringers must be stable and without cracks.

●	Pallets must be structurally stable and all top and bottom boards must be attached and in good condition.

●	Maximum weight of pallets is 1,700 lbs.

●	Pallet built height should be a minimum of 48” and a maximum of 92”

●	Stretch wrap must be used to secure the product and must grasp the corners of the pallet

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●	Pallet labels are to be used on each pallet

○	Pallet labels should include: PO number, product item number, pallet carton total

○	Pallet labels should be approximately 8 1/2” x 11” to ensure clear visibility

Domestic orders with ASN Pallet labels (for single item pallets) instead of carton labels requires approval from Five Below. Please email vendorrelations@fivebelow.com

●	Carton markings must be facing outward

●	UCC-128 Label must be on the top right corner of the carton.

●	If pre-approved to ship international orders on pallets, follow these requirements

○	Wood Packaging Materials – IPPC – ISPM 15 (NIMF 15) and 7CFR 319.40

○	Meet the International Plant Protection Convention’s (IPPC) International Standards for Phytosanitary Measures No. 15 (ISPM 15)

○	IPPC – Treaty under the supervision of the United Nations’ Food and Agriculture Organization

○	ISPM 15 – Internationally-accepted measures which require that:

○	WPM is debarked and subsequently heat-treated or fumigated by methyl bromide

○	Stamped or branded with the IPPC mark of compliance (‘wheat stamp’):

●	Pallets must be packed per SKU; if order size dictates SKU consolidation is necessary, group SKUs together by layering SKUs per pallet. Use a slip sheet or plastic sheet to separate SKUs. A chargeback will result if the pallet is not grouped and layered by SKU

●	Pallets must be packed such that the cartons are flush with the pallet; overhanging cartons will be subject to damage. This will result in a Vendor Chargeback

●	Multiple pallets of the same item (SKU) must be built with a consistent TI-HI configuration and case quantity

●	Pallets must be built as a stable interlocking block, without column stacking

●	Pallets cannot be built with a hollow center.

●	All product must be palletized on acceptable pallets as listed above. Slip sheets are not acceptable as a standalone shipping method and will result in a chargeback

●	No DOMESTIC floor loaded deliveries will be accepted unless approved by Vendor Relations

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Bill of Lading (BOL)

All Bill of Ladings must contain the following information:

●	Destination Distribution Center address as well as the DC identifying number

●	Freight Terms (Collect, Prepaid)

●	Vendor name and complete ship from address

●	Vendor’s ID number

●	Ship date

●	Carrier name

●	Purchase Order #

●	Carton and pallet counts

●	Weight

●	Ship Request # (required for collect POs, optional for prepaid POs)

●	Appointment # (required for prepaid POs, if value is known)

●	Seal number attached to the trailer by the vendor

●	Accurate NMFC # for LTL shipments

●	IMPORTANT Consignee name and address must match PO

●	The shipper is responsible for providing the correct freight classification and including it on the BOL

●	Vendor is not to indicate any additional services or service upgrades on the BOL without prior written permission from Five Below

●	Unless approved, ALL domestic deliveries must be palletized

●	The Five Below Ship Center will sign for the total pallets delivered and mark the BOL “Subject to Count” or “Said to contain”.

●	The vendor/shipper is responsible for any shortages until reconciliation process is complete.

●	Carton level reconciliation will NOT be completed while the driver waits

●	The Five Below receiving team will reconcile the shipment to the carton level after driver departure.

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Routing Guidelines

All domestic vendors are required to use Five Below’s Transportation Management System (TMS) to create bookings before purchase orders are shipped.

TMS Contacts:

●	TMSsupport@fivebelow.com -New or existing vendors that haven’t received TMS login information.

●	Inboundfreightteam6@fivebelow.com -Domestic collect vendors with questions about their bookings/RTSs. TMS training materials can also be obtained via this address.

Prepaid

Vendor is responsible for selection of carrier, freight costs, and appointment scheduling.

●	All purchase orders are required to be booked within Five Below’s TMS portal at least 72 hours prior to ship date. This is also referred to as creating a “ready to ship” or “RTS”. Please refer to the TMS training materials for specific requirements.

Failure to book a purchase order 72 hours prior to the ship date will result in a chargeback.

●	The “RTS” must include actual pallet counts, weights, and correct pickup facility.

●	Unit and/or pallet counts must be accurate during the booking. Failure to provide accurate data will result in a chargeback. Example: Vendor booked entire shipment, only partial was shipped

●	All FTL shipments must be scheduled within TMS at least 48 hours in advance of the delivery date, and LTL shipments 24 hours prior to delivery. Appointments will only be scheduled between the “Ship” and “Cancel” date. No appointments will be scheduled outside of this window without written approval of Five Below

●	Appointments will either be Approved, Countered, or Rejected within TMS. If the appointment was Countered, Vendor must reconfirm the appointment in TMS

●	Vendor must include ALL purchase orders numbers in an appointment. If multiple purchase orders are included within an RTS, the appointment should be made on the shipment level which will include all POs. Failure to do so will result in a chargeback

●	It is the Vendor’s choice whether to obtain insurance for the shipment. Five Below will not honor any insurance charges that are billed by the Vendor

●	Prepaid vendors are expected to indicate the carrier during the booking process and ensure their carriers are requesting appointments in TMS

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●	All Vendors whose representatives or carriers enter a Five Below location must ensure compliance with any and all Five Below policies and procedures relating to minimal contact and social distancing, personal hygiene, and the wearing of masks and other personal protective equipment (PPE)

○	Such representatives shall also follow the guidance of local, state and federal governments in regard to physical distancing and the wearing of masks and other PPE

Collect

Five Below is responsible for selection of carrier and freight costs

●	All purchase orders are required to be booked within Five Below’s TMS portal at least 72 hours prior to ship date. This is also referred to as creating a “ready to ship” or “RTS”. Please refer to the TMS training materials for specific requirements.

Failure to book a shipment 72 hours prior to the ship date will result in a chargeback

●	Unit and/or pallet counts must be accurate during the booking. Failure to provide accurate data will result in a chargeback. Example: Vendor booked entire shipment, only partial was shipped

●	All shipments sent from the same destination on a single day must be consolidated into one RTS

●	Must cancel pickup request 24 hours prior to pickup

●	Five Below will perform the routing within TMS. Vendor must ensure origin facility is accurate when booking in TMS

●	TMS will assign a Carrier and create the Bill of Lading (BOL). Five Below requires that Vendors use the BOL obtained within TMS

Five Below Distribution Centers:

DC 003 PEDRICKTOWN NJ:

5 Gateway Blvd.

Pedricktown, NJ 08067

Main: 856.376.5342

E-Mail: PTInbound@fivebelow.com

DC 004 FORSYTH GA:

270 Logistics Center Parkway

Forsyth, GA 31029

Main: 478.992.7200

E-Mail: ForsythInbound@fivebelow.com

DC 005 CONROE TX:

950 Conroe Park Drive West

Conroe, TX 77303

Main: 936-320-0460

E-Mail: ConroeInbound@fivebelow.com

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DC 006 BUCKEYE AZ:

2150 S. Miller Rd

Buckeye AZ 85326

Main: (623) 264-6700

E-Mail: SCAZ-Inbound@fivebelow.com

DC 007 Indianapolis, IN:

12050 East McGregor Road

Indianapolis, Indiana 46259

Main: 463-895-5300

E-Mail: SCIN-Inbound@fivebelow.com

H. Import Routing Information

All Direct Import vendors are to book with Five Below’s nominated Freight Forwarder and Consolidator. All suppliers must meet Five Below’s social compliance and CTPAT criteria before onboarding with FB’s freight forwarder. Please reference “Five Below Vendor Agreement - Part 2 of 3, Compliance” for more information.

Samuel Shapiro is Five Below’s Licensed Customs Broker.

Outlined below is the forwarders initial contact details should you need to be set up and trained on either system.

Forwarder
Apl Logistics Apl Logistics Maersk Logistics	Robin Kapiloff Pamela Loniewski Mayra Aizprua	robin_kapiloff@apllogistics.com
pamela_loniewski@apllogistics.com
Patricia.Felton@ins.maersk.com

Onboarding Process

New vendors will need a login and password to the freight forwarder’s booking portal which can be obtained from the local forwarder’s office. Forwarder will require the vendor name, vendor number, address, point of contacts, phone number and email address. The Vendor will receive a factory registration form at this point. For any additional support, email supplychain@fivebelow.com

Confirmation Process

Five Below’s Direct Import program is FOB (Foreign) Port. Purchase Order states FOB ______ Port, where the shipping port is specified. Vendor is responsible for shipping costs to the specified port or consolidation point.

1.	Pre-Booking Milestone: Within 48 hours of receipt of the Purchase Order, Vendor must review each Purchase Order to ensure all information is correct. Please specifically review the following: ship date, payment terms, port of lading, style number, UPC number, unit quantity, master and inner carton quantity, and item cost.

a.	Presuming the information is correct, “Accept” the purchase order

b.	If any item is incorrect, “Reject” the order, listing specific issues, and communicate the issues via email directly to the Five Below Merchandising team

c.	Once the order revised, Vendor must log into forwarder portal to ‘Accept’ the order

d.	Only Accepted orders can be booked

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2.	Direct Import orders are primarily written to DC 10, while others may be DC specific. Orders written to DC 10 are ‘bulk’ POs, where quantities to Five Below Distribution Centers have not yet been determined. Vendor should produce the order and await DC specific quantity, which will occur 45 days prior to PO ship date.

3.	45 Days prior to the PO Ship date (Vessel Sail Date), the PO will be split in forwarder portal to reflect quantity by PO Line to each DC. At this milestone, Vendor must confirm readiness for the ready date / ex-factory date and ’Accept’ the order. If not ready, the vendor should ‘Reject’ the order. If rejected, vendor must provide a reason (Safety Test failed; Waiting for Sample Approval, Production Issue, Raw Material Issue), provide a revised ready date, and alert the Five Below Buyer immediately.

Chargebacks for Non-Compliance—Confirmation Process

●	If vendor is not ready by the confirmed and agreed upon date, they will be subject to a chargeback of 5% of Purchase Order cost unless Five Below has requested a later sailing or vendor received approval from Five Below

●	If vendor does not ship from confirmed and agreed upon port, they will be subject to a chargeback of $150 plus $25 per cbm. Five Below also reserves the right to chargeback vendor for any additional costs incurred due to inaccurate forecasting, container utilization, or additional port fees not considered with original agreed upon port

Booking Process

1.	21 days prior to PO ship date, the PO must be booked in forwarder portal

2.	Booking can occur once POs are split, 45 days prior to the ship date

3.	CRD needs to be read as “Cargo Receipt Date” and not Cargo Ready Date

a.	CY Booking = CRD will be – date when cargo is gated -in.

b.	CFS Booking = CRD will be – date when custom cleared cargo is delivered at CFS as per carting order

4.	If you wish to group multiple Purchase Orders together and load at factory to one destination, all orders must have ship dates within 7 days of each other. Any changes or requests to consolidate outside of this window require Five Below Buyer approval

5.	Shipments may be full container loads, less than container loads, or a mix of both. Vendor must book full container loads and less than container loads by PO separately. Anything over 80% of one 40’ container may be factory loaded and shipped as a full container

6.	At the time of the booking, Shipper completes the Import Security Filing (ISF) information in the Forwarder Booking Portal

Chargebacks for Non-Compliance—Booking Process

●	Failure to book less than 21 days prior to ship date will result in a 1% chargeback (every 3 days late) to the PO cost

●	Failure to catch a sailing due to vendor production lateness will result in a chargeback of 5% of Purchase Order cost, unless Five Below has requested a later sailing or vendor received approval from Five Below. Five Below reserves the right to request the vendor to expedite freight at their cost if determined necessary

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Document Instructions

Five Below requires all vendors to participate in the E-document process. This process utilizes the information provided in the purchase order along with the vendor booking to auto-create the commercial invoice and packing list. All other documents except for the packing list and commercial invoice MUST be uploaded into the Forwarder portal no later the 5 days after vessel departure. For each Shipment, upload all applicable test reports, [Child’s] Certificates of Conformity, Intellectual Property Rights Agreements, CTPAT 7-point inspection, etc. no later than five (5) working days after the sail date (sail + 5). Vendor will need to upload all documentation within the Forwarder portal.

●	Packing List

○	The details for the packing list will be captured during the booking process. This information will auto-create the packing list through the E-doc process in the Forwarder system.

○	Vendor should be sure to revise their booking if any shipment related information changes.

●	Commercial Invoice

○	The details for the commercial invoice will be captured during the booking process. This information will auto-create the commercial invoice through the E-doc process in the Forwarder system.

○	Vendor should be sure to revise their booking if any shipment related information changes.

●	Required Documents to Upload include:

○	Forwarder’s Cargo Receipt

■	Include Five Below PO number on FCR and Packing List

■	Five Below does not accept Original Bills of Lading

○	Merchandise License Agreements (if applicable)

○	[Child’s] General Certificate of Conformity

○	Certificate of Origin

○	CTPAT 7-point Inspection

○	Other documents as applicable (Lacey Declaration, FDA Certification, etc.)

○	All Copyrighted/Trademarked product must have all applicable License Agreements uploaded

○	Acceptable formats include PDF, Excel, TIF. MDI is not acceptable since it is unreadable

Any documents missing above required information or calculated incorrectly will be rejected by US Customs. Ensure documents are complete and correct prior to upload.

Chargebacks for Non-Compliance—Booking Process

●	Any documents not uploaded within 5 working days of the sail date or missing information will be subject to a chargeback of $150 USD per document, per day late

●	Any demurrage or storage incurred due to a delay in receiving documents or incorrect documents will be charged back to the vendor. This includes all containers on the Five Below Master Bill of Lading

Container Loading Instructions

●	No solid wood packing material

●	All containers MUST be floor loaded. Any exceptions must be approved by Vendor Relations

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Full Container Load—FCL

●	Any shipment over 80% of one full 40H container can be shipped as a full container load

●	When loading container, keep each UPC/item/style number together

●	If there is more than one UPC/item/style number, Vendor must group by UPC/item/style number

●	If there is more than one PO, Vendor must first group by PO, then by UPC/item/style number

●	Containers must be sealed

●	Containers cannot be overweight

●	Thresholds by container size:

Container Size	80% (FCL)	Weight Limitation
20‘GP	26	39200 lbs. / 17780 kgs.
40‘GP	54	44000 lbs. / 19960 kgs.
40‘HC	61	43700 lbs. / 19820 kgs.
45‘HC	69	42000 lbs. / 19050 kgs.

Less than Container Load – LCL

●	LCL shipments (less than 80% of one full 40’ container) are to be delivered to the designated consolidation location 7- 10 days prior to the sail date. Exact delivery requirements will be provided by Forwarder’s local office representative

○	Inventory housed greater than 14 days will be subject to storage charges

○	Vendor is responsible for all inland trucking costs to the consolidation location as well as all LCL charges

●	When loading truck, keep each UPC/item/style number together

●	If there is more than one UPC/item/style number, group by UPC/item/style number

●	If there is more than one PO, first group by PO, then by UPC/item/style number

Requests for FCL shipments that are less than 80% of one full 40’ container must be directed to supplychain@fivebelow.com.

A light load fee will be evaluated on a case by case basis and charged back to the Vendor at the discretion of Five Below

General Routing Information

Import Security Filing

The shipper is to complete the ISF (Import Security Filing) section of the booking portal at the time of the booking, 21 days prior to the ship date. Updating the ISF information when creating the booking will provide the necessary time for review and transmission to U.S. Customs. U.S. Customs has implemented the penalty phase, which can be up to $5,000 per occurrence of late transmissions.

It is the Vendor’s responsibility to ensure timely and accurate information, and violations due to Vendor inaccuracy or Vendor lateness will be charged back.

Ensure all ISF information is provided prior to any Origin or US holidays.

Special Requirements for Air Shipments Containing Lithium Metal and Lithium Ion Batteries

Lithium metal and lithium ion batteries are considered dangerous goods. Vendors are responsible to ensure they are properly trained to ship dangerous goods.

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Air shipments of any item containing a lithium metal or lithium ion battery require compliance with section 38.3 of the UN Manual of Tests and Criteria, Part III, sub-section 38.3, “Lithium metal and lithium ion batteries”. Batteries must be packaged in a manner to prevent short circuits and separated so that electrically active terminals cannot come into contact with each other. The shippable container/carton must be capable of passing a 1.2M drop test in any orientation without spillage of the contents of the packaging, damage to the batteries inside or shifting of the contacts that could lead to short circuit before transporting. Shippable container/cartons must contain the appropriate lithium battery handling labels.

Vendors can contact Five Below Supply Chain at SupplyChain@FiveBelow.com for any questions or concerns.

Safety of Life at Sea Act (SOLAS)

The Safety of Life at Sea Act (SOLAS) was put into place by the International Maritime Organization (IMO) and requires that all containers loading a vessel must have a Verified Gross Mass (VGM) certificate for each container shipped as of July 1, 2016. Containers will not be loaded on to the vessel without the VGM certificate.

This is a requirement of all shippers. Five Below will not pay any penalties or fines associated with non-compliance of this regulation and will not accept any delays resulting from shipper failure to comply.

I. Direct to Store Shipments

Store Direct Shipment Instructions

Five Below must approve a vendor for direct to store shipments or deliveries in advance.

Packing List

●	A detailed packing list must be included with each delivery and provided to Five Below

●	The following must be included on the packing list:

○	Five Below Purchase Order #

○	Vendor name and address

○	Number of cartons and total quantity of each item shipped

○	Item description and style #

○	Case pack quantity

Labeling

●	Each delivery must be labeled with the Vendor’s name, store name and address and correspond to the enclosed packing list

●	Each carton or pallet must be labeled clearly with store name, number and address

Palletized Store Deliveries

●	Palletized orders that ship Direct-To-Store must be delivered by trucks with lift-gates

●	Use 40” by 48” wooden pallets (do not use pallets with plastic feet)

●	Wood board must be fumigated for international shipments

●	Pallets must be 4-way entry style pallets

●	The top and bottom boards must maintain a minimum thickness of 5/8 of an inch. All stringers must be stable and without cracks

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●	Pallets must be structurally stable and all top and bottom boards must be attached and in good condition

●	Maximum weight of pallets: 1,700 lbs.

●	Pallet built height should be a minimum of 72” and a maximum of 84”

●	Stretch wrap must be used to secure the product and must grasp the corners of the pallet

●	Pallet labels are to be used on each pallet

○	Pallet labels should include: PO number, product item number, pallet carton total

○	Pallet labels should be approximately 8 1/2” x 11” to ensure clear visibility

●	Pallets must be packed such that the cartons are flush with the pallet; overhanging cartons will be subject to damage. This will result in a Vendor Chargeback

●	Pallets must be built as a stable interlocking block, without column stacking

●	Pallets cannot be built with a hollow center

Direct to Store Deliveries via 3rd Party Carriers

Five Below stores have the ability to receive Vendor deliveries via third party carriers (FedEx, UPS). These requirements apply to all 3rd party direct to store deliveries.

●	Any palletized orders that ship Direct to Store must be delivered by trucks with lift-gates

●	Consignee name and address must match PO

●	PO number and carton count must be noted on BOL

●	Scannable Barcode must be present on invoice or carton or pallet label for store to scan

●	Carrier must sign for the number of cartons and pallets. If the BOL is signed “said to contain” or “STC”, Carrier avoids responsibility for all shortages and Vendor will be responsible

●	Five Below will sign as “said to contain / subject to count” or “STC” upon receipt

●	The proper weight of the shipment must be listed on the BOL

●	The shipper is responsible for providing the correct freight classification and including it on the BOL

●	Vendor is not to indicate any additional services, or service upgrades on the BOL, without prior written permission from Five Below

●	It is the Vendor’s choice whether to obtain insurance for the shipment, however, Five Below will not honor any insurance charges that are billed by the Vendor

●	Risk of loss transfers to Five Below only upon written acceptance of the goods by Five Below Manager

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Direct to Store Delivery Appointments and Receiving Process

●	All deliveries must occur during regular business hours (10am – 5pm) unless otherwise scheduled or agreed to by Five Below. Contact the Five Below DTS Store Transportation at DTSService@fivebelow.com for requests

●	EDI: Direct to Store deliveries must utilize EDI documents 850, 855, 856, 810.

o	The 856 ASN must match the invoice.

o	Carton number listed on ASN must match the carton or pallet label for stores to scan.

o	Multiple carton numbers on one ASN is acceptable.

o	ASN must be transmitted with shipment (not after shipment).

o	ASN delivery date should be a best estimate.

o	No backorders.

o	Duplicate line items with the same sku and store are not acceptable.

●	All deliveries shipped direct by the Vendor must be signed for and verified against a provided invoice by a Five Below Store Manager

●	Five Below does not accept unauthorized items.

●	Discrepancies must be acknowledged by a Five Below Store Manager and notated on the provided invoice

●	All deliveries shipped via third party carriers must be signed for by a Five Below Store Manager

●	Inside delivery required

●	All Vendors whose representatives are required to enter a Five Below location must ensure that such representatives follow the Vendor General Conduct Requirements herein.

●	For assistance on new store openings and scheduling please email DTSService@fivebelow.com

Direct to Store Invoicing Process

All Direct to Store deliveries are Prepaid. Vendor is responsible for the selection of carrier and shipping costs.

Vendors are to submit all merchandise invoices through SPS via EDI 810. For inquiries, email invoices@fivebelow.com

Five Below Stores are not authorized to provide payment for any direct to store deliveries.

Direct to Store Contact Information

For Five Below Direct to Store delivery guidance or inquiries, contact: DTSService@fivebelow.com

Five Below Corporate Office:
701 Market Street, Suite 200
Philadelphia, PA 19106

Main: 215-546-7909

J. Vendor Managed Inventory (VMI)

Vendor Managed Inventory Program

The Vendor Managed Inventory (VMI) program allows the Vendor to manage inventory at Five Below stores. Vendor shall have the responsibility to replenish store inventories for Goods which Five Below authorizes.

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Vendor shall provide Five Below with the level of performance as specified in the Service Level Agreement (SLA).

Unless otherwise set forth herein or agreed to in writing, the provisions of the Five Below Routing, Packaging and Vendor Compliance Guide apply.

Service Level Agreement (SLA)

Vendor and Five Below agree to share all the information needed to support VMI over electronic data interchange (EDI).

Handling out of stock (OOS) issues

●	Five Below and Vendor shall inform each other promptly if signs of an OOS become evident

●	When a longer OOS (more than 7 days) occurs for the first time, Five Below and Vendor will meet, wherein further steps will be jointly agreed upon in writing

Delivery Terms

●	Five Below or Vendor shall inform the other party 10 days in advance if there will not be a delivery (i.e. physical inventories, December holiday season, etc.). During such non-delivery period exceeding max quantities are OOS are allowed temporarily until the next delivery

Agreed Assortment

●	Duration of assortment will be agreed upon, in advance, by Five Below Merchandise Buyer and Vendor. In the event assortments differ by store locations, the assortment will be specified by location

●	Updates to assortment (new products, replacements and delisting of products) will be mutually planned

●	Unauthorized items are not permitted. All items must be pre-approved by Merchandise Buyer and must have a Five Below SKU associated therewith. Five Below may refuse payment for unauthorized items

●	Each item of Goods ordered must have a standard UPC with a scannable barcode

Clearance/Returns/Expired Goods

●	Candy and food Vendors are responsible for expired and unsaleable Goods. Vendor will credit Five Below for cost of any and all expired and/or unsaleable Goods

Vendor Managed Inventory Invoicing Process

All Direct to Store deliveries are Prepaid. Vendor is responsible for selection of carrier and shipping costs.

Vendors are to submit all merchandise invoices through SPS via EDI 810. For inquiries, email invoices@fivebelow.com

Five Below Stores are not authorized to provide payment for any direct to store deliveries.

VMI Store Execution Contact Information

For Five Below Vendor Managed Inventory guidance or inquiries, contact: DTSService@fivebelow.com

Five Below Corporate Office:
701 Market Street, Suite 200
Philadelphia, PA 19106

Main: 215-546-7909

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Vendor General Conduct Requirements

Vendor representatives are expected to conduct themselves in a professional manner when visiting Five Below stores. They not only represent their company but are representatives for Five Below as well. Vendors will make every attempt to assist customers while in our stores to the extent they can, or direct them to a Five Below team member.

The following Vendor general conduct requirements must be followed by all Vendor representatives while they are in a Five Below store. Violating these requirements will result in the Vendor representative being immediately dismissed from Five Below, with a corresponding report and request to the Vendor representative’s immediate supervisor, that they not return to any Five Below store.

(1)	Vendors shall wear professional, appropriate clothing and footwear. Dress must be neat and clean and free from any offensive messages or graphics. Vendor appearance should be neat and clean.

(2)	Vendors must provide proper identification when they arrive at Five Below stores. They must alert the Manager-on-Duty upon arrival, as well as at the completion of their visit. Vendors are also required to complete the Store Vendor Visit log at each visit.

(3)	Vendors are responsible for maintaining a safe work environment and shall, at all times, be mindful of customers and employees. Vendors work areas must be kept clean and free of debris. Vendors must place waste and trash in designated containers or areas for disposal.

(4)	Designated back stock areas will be provided in the stockroom by Store Management. These back stock areas will be the responsibility of the Vendor to maintain their product. Store teams will secure shipments received in these areas for when the Vendor arrives.

(5)	The use of Five Below shopping carts, lifts, ladders or any other store equipment is prohibited without prior Five Below authorization.

(6)	Vendors shall not use profanity and/or sexual harassing/ insulting/ discriminatory/ threatening, unprofessional language while in Five Below or in dealing with the Five Below store teams.

(7)	The use of tobacco products, including the use of e-cigarettes, vaping pipes and chewing tobacco, are strictly prohibited at Five Below and are only permitted in designated outside smoking areas.

(8)	The use of alcohol and other drugs, on Five Below property, is strictly prohibited. Vendors who use alcohol and/or illicit drugs away from Five Below and are suspected of being under the influence will be removed from the facility and prohibited from returning.

(9)	Vendors are subject to inspection of all bags/cases/totes/boxes that are brought onto Five Below premises. Vendors found to have knowledge of a theft or unauthorized possession of Five Below property will be directed to leave Five Below immediately, become subject to prosecution, and/or reported to Vendor’s direct supervisor.

(10)	Vendors must first pay for any Five Below products and retain receipt(s) for said product while at Five Below.

(11)	Vendors must comply with any and all Five Below policies and procedures while in a Five Below store relating to minimal contact and social distancing, personal hygiene, and the wearing of masks and other personal protective equipment (PPE). Such vendors shall also follow the guidance of local, state and federal governments in regard to physical distancing and the wearing of masks and other PPE.

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